As filed with the Securities and Exchange Commission on May 28, 2026

Registration No. 333-[   ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FST Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 3, Gongye 1st Rd., Minxiong Township
Chiayi County 621018, Taiwan

00886- 5221-2555

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor,
New York, NY 10168

Phone: 212-947-7200

(Name, address, and telephone number of agent for service)

With a Copy to:

Dorothy Ward

680 North Lake Shore Drive, Suite 110

Chicago, IL 60611

Phone: 224-385-0628

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 28, 2026

PRELIMINARY PROSPECTUS

$100,000,000 of

Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

FST Corp.

We may, from time to time, in one or more offerings, offer and sell up to $100 million of our ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. In this prospectus, references to the term “securities” refers, collectively, to our Ordinary Shares, debt securities, warrants, rights, and units, and securities that may be convertible or exchangeable into the foregoing. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “KBSX.” On April 23, 2026, the last reported sale price of our Ordinary Shares on Nasdaq was $1.57 per share. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, as of April 23, 2026, was approximately $42,644,935.03, which was calculated based on Ordinary Shares held by non-affiliates and the price of $1.57 per share, which was the closing price of our Ordinary Shares on Nasdaq on April 23, 2026.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 39 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus or any prospectus supplements are being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our organizational structure involves unique risks to investors. Taiwan has a unique international political status. The government of the Peoples Republic of China (“PRC”) asserts sovereignty over the PRC and Taiwan and does not recognize the legitimacy of the government of Taiwan. The PRC government has indicated that it may use military force to gain control over Taiwan if Taiwan declares independence or if Taiwan refuses to accept the PRC’s stated “One China” policy. In addition, on March 14, 2005, the National People’s Congress of the PRC passed what is widely referred to as the “anti-secession” law, a law authorizing the PRC military to respond to efforts by Taiwan to seek formal independence. An increase in tensions between Taiwan and the PRC and the possibility of instability and uncertainty could adversely affect the prices of the Company’s securities. Relations between Taiwan and the PRC and other factors affecting Taiwan’s political environment could affect the Company’s business and as a result, have a material adverse effect on the Company’s financial condition and results of operations.

The date of this prospectus is May 28, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $100 million.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described under the caption “Risk Factors” and elsewhere in this prospectus. This prospectus also contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The golf club shafts market may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Shares. In addition, the rapidly changing nature of the golf industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this prospectus, any subsequently filed prospectus supplement and our other filings with the SEC. This prospectus, any subsequently filed prospectus supplement and our annual and current reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this report speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

iii

Prospectus Summary

History and Development of the Company

FST Corp. (the “Company”, “we”, “us”) is an exempted company incorporated with limited liability under the laws of the Cayman Islands incorporated on November 24, 2023. We conduct our operations through our subsidiaries and do not conduct operations directly.

Femco Steel Technology Co., Ltd., a company limited by shares incorporated and in existence under the laws of Taiwan with uniform commercial number of 04465819 (“Femco”) is a renowned manufacturer and innovator in the golf industry with a growing portfolio of innovative golf products, including acclaimed golf club shafts and other equipment. Founded in Taiwan in 1976 and commencing golf club shaft manufacture in 1992, Femco has spent more than three decades meticulously crafting high-performance shafts for golfers worldwide.

On December 22, 2023, we, along with FST Merger Ltd., a Cayman Islands exempted company with limited liability and a direct wholly owned subsidiary of the Company (“Merger Sub”) and Femco, entered into a Business Combination Agreement (the “Business Combination Agreement”) with Chenghe Acquisition I Co., a Cayman Islands exempted company with limited liability (“Chenghe” or “SPAC”), a blank check company incorporated on May 20, 2021 as a Cayman Islands exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Pursuant to the Business Combination Agreement, the Merger Sub merged with and into Chenghe with Chenghe being the surviving company and as a direct, wholly owned subsidiary of the Company (the “Merger”) (the “Business Combination”).

On January 15, 2025, we consummated the transaction contemplated by the Business Combination Agreement. Pursuant to the Business Combination Agreement, (a) we acquired at least 99.34% of all issued and outstanding shares of Femco held by shareholders of Femco in exchange for our ordinary shares, and (b) Merger Sub merged with and into Chenghe, with Chenghe continuing as the surviving entity and a wholly-owned subsidiary of our company, and Chenghe changed its name to “FST Ltd.” Our ordinary shares commenced trading on the Nasdaq Global Market under the symbol “KBSX” on January 16, 2025.

Pursuant to the Business Combination Agreement, (i) each unit of Chenghe outstanding immediately prior to the merger effective time, consisting of one (1)  Class A ordinary share and one-half (1/2) of one (1) warrant of Chenghe, automatically separated and the holder thereof was deemed to hold one (1) Class A ordinary share and one-half (1/2) of one (1) warrant of Chenghe; (ii) each Class B ordinary share of Chenghe that was issued and outstanding immediately prior to the merger effective time automatically converted into one (1) Class A ordinary share of Chenghe and each Class B ordinary share of Chenghe was automatically cancelled and cease to exist; (iii) each Class A ordinary share of Chenghe was cancelled in exchange for the right to receive one (1) ordinary share of us; and (iv) each warrant of Chenghe that was outstanding and unexercised automatically converted into the right to receive one warrant of us, which is on the same terms and conditions as the applicable warrant of Chenghe.

Our principal executive offices are located at No. 3, Gongye 1 Rd., Minxiong Township, Chiayi County 621018, Taiwan. Our telephone number at this address is +886 5221-2555. Our registered office is located at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, or at such other place as our board of directors may determine. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

On March 10, 2025, our board of directors unanimously approved the Company's execution of the share transfer agreement (the “Share Transfer Agreement”) with Femco, pursuant to which the Company proposed to acquire 359,804 shares of Femco (the “Remaining Shares”) for consideration in cash paid by us of NTD23.75 per share to the selling shareholders of Femco (“Shareholders”). Shareholders holding a total of 30,100 shares dissented. As these dissenting shares were duly repurchased by Femco, the Company effectively acquired the remaining 329,704 shares of Femco under the Share Transfer Agreement. The Share Transfer Agreement and the transaction contemplated therein (the “Share Transfer Transaction”) are governed by the Taiwan Business Mergers and Acquisitions Act, pursuant to which the Share Transfer Agreement is binding to the Shareholders and the Remaining Shares will be mandatorily transferred to our company in exchange for the consideration at closing, provided that Shareholders who elect their dissenting right are not bound by the Share Transfer Agreement and their shares will be repurchased and cancelled by Femco. After the completion of the Share Transfer Transaction, Femco became a wholly owned subsidiary of our company.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC. Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is https://fstcorp.com/. The information contained on our website is not a part of this prospectus.

B. Business Overview

The Company is a renowned manufacturer and innovator in the golf industry with a growing portfolio of innovative golf products, including acclaimed golf club shafts and other equipment. Founded in Taiwan in 1976 and commencing golf club shaft manufacture in 1992, the Company has spent more than three decades meticulously crafting high-performance shafts for golfers worldwide.

Since 1992, the Company has engaged in the research and development, manufacturing and sales of golf club shafts. The Company currently produces and sells golf club shafts under the Company’s own high-performance ”KBS” golf club shaft brand, and serves as an original equipment manufacturer (OEM) and original design manufacturer (ODM) for other world-renowned golf equipment brands, golf equipment OEMs, and golf equipment distributors that provide consumers with customized golf club services. The Company also develops its retail presences in the U.S. and Japan markets through its KBS Golf Experience stores, which provide retail customers new equipment build services and retro-build services for existing clubs.

Starting from 2007, the Company started using the “KBS” brand as a part of a broader initiative to transition from an OEM for other international golf brands to an operator of an independent and competitive brand. The development of the KBS brand is led by renowned designer Kim Braly.

The Company first introduced the KBS brand into the U.S. market through the PGA tour in 2008. Since its launch, the Company has continuously cultivated the KBS brand through the launch of golf shaft series that are well respected by the golf community: KBS Tour shaft series in 2008, KBS C-Taper steel shaft series in 2011, KBS Tour Hybrid series in 2017, KBS Tour-TGI graphite series in 2018 and KBS TD Driver graphite shafts series in 2020. Through the expansion of its product lines to encompass both steel club shafts and carbon fiber club shafts, the Company believes it can addresses its customers’ preference for one-stop shopping, significantly enhancing the Company’s and brands’ capabilities to accept orders and negotiate. Since 2016, the Company has supplied golf shafts directly to PGA players. This initiative allows PGA players to test the shafts and participate in competitions using them, and opens up a pathway for the Company to collect feedback from professional players. Close interactions with the top professional players also provides the Company with opportunities to market its KBS shafts. As of December 31, 2025, 69 players (including PGA players) were using KBS brand shafts in 105 professional competitions. Propelled by the professional endorsement and high market visibility, the Company has successfully evolved from being an OEM for international brands to a trusted provider of golf shafts under its proprietary brand “KBS.”

To further raise brand awareness and directly connect with customers, the Company has established KBS Golf Experience stores in Carlsbad, California in the U.S., Tokyo in Japan, and in Taipei, Taiwan. These stores offer golf club customization and fitting services for individual customers, and are equipped with simulation tracking technology, software tools, and data recording systems. By quantifying the performance of golf clubs used on courses and analyzing consumer preferences and swing performance on-site, the staff are able to recommend suitable golf equipment for golfers of different age, gender, and experience level. The Company believes these direct interactions with customers will enhance brand awareness and loyalty. The customer feedback serves as a valuable reference point for future product development, which, in turn, helps sustain the competitiveness of the Company’s products.

The Company believes that it will be able to continue to improve its competitive positioning by adhering closely to consumer demand, augmented by strong brand development efforts, a comprehensive product line, and online and offline sale touch points.

History as Taiwanese Public Company

In Taiwan, only “public companies” are subject to the regulations of the Taiwan Securities and Exchange Act (TSEA). To become a public company, a company needs approval from the Securities and Futures Bureau (SFB) of Taiwan’s Financial Supervisory Commission. Public company status is a prerequisite for listing on a Taiwanese stock exchange. Femco became a public company in Taiwan on January 16, 2019, and its stock was subsequently registered on the Taiwan Stock Market for public trading on April 3, 2019.

However, the TSEA and its related regulations create limitations. As long as Femco remained a public company, its directors, officers, and major shareholders (holding 10% or more of the outstanding shares) were not permitted to transfer all their shares to FST Corp., as required by the FST Restructuring. Therefore, if Femco remained a Taiwanese public company, the FST Restructuring could not be completed.

To facilitate the FST Restructuring, the board of directors of Femco resolved on December 15, 2023, to de-register Femco from the Taiwan Stock Market. The de-registration was approved by the Taipei Exchange and became effective on January 4, 2024.

The termination of Femco’s Taiwan Public Company status was adopted by shareholders’ resolution at Femco’s extraordinary general meeting on February 6, 2024. On February 15, 2024, Femco submitted an application to the SFB to terminate its Taiwan Public Company status. This termination was approved by the SFB and took effect on February 27, 2024.

Competitive Strengths

Distinguished Proprietary KBS Brand

The KBS brand has been widely accepted and well received by the golf players of all levels, from top professional players to recreational players. As of December 31, 2025, 69 players (including PGA players) were using KBS brand shafts in 105 professional competitions. The Company has also developed long-term collaboration relationships with major international golf club brands, through which the Company may, at the clients’ selection, supply KBS brand shafts to be incorporated as a part of the client’s clubs.

The Company believes that the competitiveness of its KBS brand is largely attributable to the Company’s unwavering commitment to a player-centric focus in product development. As a supplier to PGA players, the Company employs a dedicated team catering exclusively to the needs of PGA professional players, including customizing each club shaft based on the player’s specific requirements and feedback. This approach ensures that the shafts conform to the player’s unique characteristics, which improves his performance, stability and shot-to-shot consistency. The endorsement by PGA players further improves the brand visibility and increases sales of KBS brand shafts.

The industry recognition and customer acceptance have propelled the Company to become a leading supplier of golf shafts. By diversifying its sales channels and fostering strong consumer following and loyalty, the Company has secured a significant competitive advantage, creating a foundation for sustained future growth.

Vertically Integrated Business Model

The Company has developed a vertically integrated business model with design and development, production and marketing capabilities. It stands as one of the few golf shaft manufacturers capable of:

●	Shaft Design Research and Development: The Company focuses on its accumulated internal shaft-making technological expertise under guidance from its R&D team, and receives inputs and insights from players, to continuously improve on its shaft design and introduce new shaft models.

●	Shaft Production: This internal production capacity provides substantial control over material costs and production processes, ensuring consistent quality and efficient output.

●	Global Brand Marketing: Leveraging its KBS brand, the Company has direct access to diverse international markets and all segments of golf-playing clientele, capturing valuable brand profitability that exceeds the typical margins achieved through solely OEM/ODM business models.

This integrated approach generates several advantages over other golf shaft manufacturers:

●	Enhanced Profitability: By operating its own brand, the Company is able to charge brand premiums for its KBS products, which help increase the Company’s gross profit margins as compared to its OEM/ODM peers.

●	Brand-Driven Growth: The established KBS brand provides the Company with insights to market trends, enabling the Company to quickly identify and capitalize on new market opportunities, further strengthening its competitive position.

●	Production Flexibility: Ownership of independent production technology and capacity empowers the Company to adapt swiftly to market shifts. This agility allows for resilient allocation of production resources in response to changes in marketing or sales strategies, ensuring efficient operations and rapid response to evolving market dynamics.

In essence, the Company’s unique vertically integrated model and established brand presence combine to create a robust competitive advantage, positioning it for sustained growth and profitability within the global golf equipment landscape.

Direct Customer Engagement and Strong R&D Capabilities

The golf shaft industry has seen increasing competition among manufacturers to launch new products more frequently to meet changing customer preferences. The Company believes that it is well-positioned to capture greater market share through its close connection with its customer base and its investment in research and development:

●	Dedicated Efforts to Professional Players: The Company assigns dedicated personnel to each PGA player who uses the Company’s shafts. The dedicated teams attend tournaments and events with the players to gather their feedback on the performance of the Company’s products, and record suggestions to improve or customize their shafts. The feedback and suggestions gathered from the PGA players are shared with the research and development team, so that the Company’s premium products, which are designed for professional players and golf enthusiasts, can be developed to best suit the needs of top golf athletes. The Company believes the wider endorsement of its shafts by top golf athletes will elevate the brand’s prestige, which in turn could lead to more sales to retail customers.

●	Addressing Retail Demand Through Omni-channel Sales Network: The Company also connects with its retail customers through both online and offline channels. Customers can visit the Company’s online fitting tool available on the Company’s website, Find Your Fit, to purchase a new club or retrofit an existing club with new shafts and grips. The Company also directly interacts with the customers and observes their preferences through the personalized fitting services offered in KBS Golf Experience stores, which allow the Company to record first-hand consumer behaviors. The Company analyzes the customer preferences recorded through offline and online channels to drive the development and refinement of its products, which helps ensure that new products adapt to the ever-changing customer preferences.

●	Investment in Research and Development: The Company has a dedicated research and development team focusing on product design, development, and process improvement. As of December 31, 2025, the R&D team has 19 full time staff, with 1 employee having a doctorate degree, 4 employees having master’s degrees and 14 having undergraduate degrees. As of December 31, 2025, the Company registered two utility patents for its products. The focus on research and development of its products and production process allows the Company to rapidly respond to changing market demands and timely deliver products that cater to customer needs.

Manufacturing Expertise and Efficiency

With more than 30 years of manufacturing experience, the Company has developed extensive expertise in mechanical manufacturing and metal material processing. Leveraging its manufacturing expertise, the Company has established an efficient manufacturing process to reduce production costs, and a rigorous quality control process to ensure product quality.

The Company believes that its manufacturing process has the following advantages:

●	Reduced Manual Labor: Through investment in automated production equipment, the Company reduces its reliance on human resources and operational costs, which, in turn, leads to increases in production efficiency and profit margin.

●	Shorter Delivery Periods: The Company’s streamlined production processes results in faster turnaround times, enabling the Company to deliver products to customers with greater speed and responsiveness and reduced delivery lead time.

●	Enhanced Production Capacity: The Company employs computer-integrated smart manufacturing in its shaft production process. The Company’s proprietary production software operates IoT-connected production machinery to monitor the production processes in real time, gathering production information and energy consumption data and using data analytics to improve manufacturing performance. This data-driven approach helps ensure optimal resource allocation and identify opportunities for efficiency improvements.

KBS continues to drive growth through technical differentiation. We are not merely a shaft manufacturer; we are optimizers of kinetic physics. By relentlessly pursuing the balance between lightweight design and structural stability, KBS maintains its technical leadership and premium brand positioning in the high-end golf component market.

In recent years, KBS has been dedicated to providing golfers with a diverse range of functional shafts. Utilizing our Trajectory/Spin Matrix, we adjust the balance point to differentiate the shaft’s Kick Point, thereby optimizing launch trajectories. To enhance shot stability, we consistently work on reducing shaft torque. Lightweighting remains a core objective; for instance, the Tour Lite series, with its lightweight design and high-launch, high-spin functionality, has gained widespread recognition among golfers.

With our comprehensive functional product lineup— 2025 launch of the MAX HL and PGW wood series—KBS has successfully achieved precise customization of trajectory and spin, meeting the extreme performance demands of players with varying swing speeds.

Leveraging Taiwan’s Golf Manufacturing Hub and Trade Dynamics

Over four decades, Taiwan has established itself as a leading global golf equipment production hub, with a comprehensive supply chain ecosystem. The strong manufacturing capabilities, combined with the comprehensive product offering, allow Taiwanese manufacturers to meet the customers’ specified needs throughout the lifecycle of a product. In addition, the relatively low labor costs and competitive production pricing have cemented Taiwanese manufacturers’ position as preferred partners for international brands.

Furthermore, the Company has witnessed manufacturing orders move from the PRC to Taiwan due to the recent trade tensions between China and the U.S., which presents an opportunity for the Company to further expand its operations. Given the Company’s existing competitive position in the market, the Company believes that it is able to secure larger order volumes and new product development opportunities from customers seeking alternative production sources.

Growth Strategies

Optimizing Product Design Through Data Collection

As golf continues to gain popularity around the world, golf players have started to demand more customization from their golf shafts, seeking those that better suit their technical abilities and swing characteristics. For example, a golfer may seek to customize the stiffness, the bend profile, the weight, the material and the length of his or her golf shafts. The increasing demand for product customization prompts golf equipment manufacturers to invest in research and development for shafts available in various forms or with different functions.

To better address diverse customer preferences and anticipate market changes, the Company plans to leverage customer preference data that the Company collects through its online fitting tool and the KBS Golf Experience stores. Personalized fittings allow the Company to collect performance data on customers, which facilitates the development of a comprehensive profile of the customers’ abilities and swing characteristics. In addition, the Company records feedback and preferences from top golf athlete through its PGA engagements, which can also be leveraged to inform and anticipate the preferences in the retail market. The Company plans to continue to invest in analytical tools and data analysis to drive product development and product line expansions.

Acquisition of Other Golf Shafts Producers

FST’s KBS brand is known primarily for its steel shafts. In recent years, FST has launched a variety of graphite shafts. However, the Company currently lacks its own graphite shaft production line and outsources all its graphite shaft production to a third party. Since graphite shafts typically command higher prices than steel shafts, developing its own graphite product lines at various price points could lead to increased revenue for FST. To achieve this, FST is interested in acquiring small and medium-sized companies with established graphite shaft brands that have their own production lines and a strong market reputation. The Company is currently evaluating the market to identify potential acquisition targets that meet these criteria.

Expansion of KBS Golf Experience Store Network

Due to the popularity and prestige of the KBS brand, the Company believes that there is latent demand for its products in many geographic markets, such as the PRC, South Korea, Southeast Asia, Europe, and the Middle East, where the Company does not yet have a physical presence and its products may not be easily obtainable. The Company is exploring its market entry strategies for these markets. In addition, the Company believes that further expansion in the U.S. and Japanese markets through opening additional KBS stores will cover more of the market’s population, which could, in turn, increase sales in those markets.

To initiate or expand its sales channels in these markets, the Company plans to open KBS Golf Experience stores, either on its own or in collaboration with local partners. In these stores, the Company plans to showcase its full golf shaft product line and golf accessories in conjunction with the personalized club fitting services that KBS Golf Experience stores are already known for. The Company believes that opening stores in new markets and additional stores in the U.S. and Japan will help increase KBS brand awareness and generate additional sales from these markets.

With more KBS Golf Experience stores opening worldwide, the Company hopes to diversify its revenue sources from mainly shaft sales to a mix of shaft sales, golf equipment and golf accessories through sales in-store and online, and revenue from fitting and customization services.

Expanding into the PRC and other Global Markets

The maturation of the U.S. golf market has prompted major international golf brands to seek new opportunities abroad. The PRC, with its stable economic growth and rising disposable income in the last few decades, has emerged as a battleground for major international golf brands.

Several factors contribute to the PRC’s burgeoning golf market:

●	Growing Affluence: As disposable income increases, Chinese consumers’ spending power expands, making golf a more accessible sport for a wider population.

●	Sporting Success: The impressive performance of Chinese players in international tournaments has fueled domestic interest and enthusiasm for the game.

●	Policy Support: The inclusion of golf in the “14 Five-Year Planning for Sports Competition” by the Chinese government signifies a commitment to promote and popularize the sport, paving the way for significant market growth.

The Company also recognizes growth potential of its products in Japan, Korea, and Europe and plans to strategically position itself to capitalize on the potential in the PRC as well as in these other regions. The Company’s expertise in manufacturing and brand building makes it a well-positioned competitor in this dynamic landscape.

Expanding into Graphite Shaft Production

The golf market is evolving, with demand shifting from purely functional equipment to a focus on overall aesthetic coordination. Recognizing this trend, we have successfully integrated PVD coating technology with our iron shafts through rigorous testing and development. Additionally, for our graphite series, we have introduced various finishing options that combine advanced coating techniques with vibrant designs. This expansion of our premium, colorful product lines is expected to drive significant revenue growth for the company.

Products and Services Offerings

Current Product Offerings

The Company specializes in the development and manufacturing of high-performance golf club shafts, catering to golfers of all skill levels and price sensitivities through three distinct product lines: premium shafts, standard shafts, and economy shafts.

The Company exclusively markets its premium shafts under the KBS brand. The Company sells KBS branded shafts to both retail customers, international golf brands and sports retailers. The Company’s premium shafts, crafted from top quality materials such as steel and carbon fiber (graphite), are meticulously engineered to meet the rigorous demands of PGA professionals and serious players. In addition, the premium shafts undergo a sophisticated manufacturing process to increase symmetry and reduce torque. As a result, these shafts provide precise control over the center of gravity and torque, optimizing hitting accuracy and feel. With multiple lengths and stiffness options, they allow the customers to customize a shaft specifically for his or her style.

The Company offers its standard shafts to other international brands as an OEM or ODM partner. The standard shafts are steel shafts that are designed in accordance with the brand customers’ specification. The Company manufactures, if acting as an OEM partner, or designs and manufactures, if acting as an ODM partner, the standard shafts based on the customers’ specification. The standard shafts are typically incorporated into the pre-packaged branded clubs offered by the customers. As a result, the Company offers the end users a limited level of customization.

The Company offers economy shafts to other non-branded golf club manufacturers. The non-branded golf clubs target beginners with low budgets. Therefore, the Company manufactures economy shafts based on industry standard specifications with little customization, and generally in bulk orders.

The Company primarily markets steel golf club shafts. Beginning in 2017, the Company expanded its product offering to include carbon fiber (graphite) shafts. Graphite shafts are typically lighter than steel shafts, which allows golfers to generate greater clubhead speed and distance. They are also typically offered in ultra-lite weight series of products, which can help golfers with slower swing speeds achieve greater distance. Steel shafts are generally heavier than graphite shafts, which makes them more stable during the swing, and is generally preferred by stronger, faster-swinging golfers who value control over distance.

Premium Shafts

The Company’s premium shafts are marketed under the Company’s own KBS brand. For the year ended December 31, 2025, sales of the premium shafts made up approximately 49.73% of the Company’s revenues. Premium shafts are distinguished from the Company’s other products in that they are manufactured entirely to the Company’s proprietary designs, with different tooling and manufacturing processes to ensure consistency and reduce torque and are subject to the most rigorous quality and inspection requirements out of all of the Company’s products. The premium shafts also include additional coating which gives them a premium finish and appearance.

The Company primarily supplies premium shafts to (a) major international golf club brands to be fitted in their premium clubs, (b) national golf merchandise distributors to be resold in their shops as standalone products, and (c) retail customers who desire to upgrade their equipment using a custom fitting process through the Company’s online store or KBS Golf Experience store.

The Company produces and designs a full product line of premium shafts including irons, drivers, wedges, and putters.

Shafts for Irons

KBS TOUR: The KBS TOUR Series is designer Kim Braly’s signature shaft and is ideal for players desiring shot versatility with mid-flight trajectory, while maximizing energy transfer for increased shot control. The KBS TOUR Series can be fitted into 2 to 9 iron golf clubs, pitching wedge, and sand wedge, and comes in Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 110 grams, 115 grams, 120 grams, 125 grams, and 130 grams respectively in weight, from 37.5 to 41 inches in length with tip diameter of .355 and .370 inches in Classic KBS Chrome finish.

KBS TOUR LITE: The KBS TOUR LITE Series is designed to provide tight dispersion, a higher trajectory, additional spin and, longer distance in a lightweight package. As the newest, lightest, steel shaft in the KBS product line, it is a 20% lighter than the comparable KBS TOUR shaft. The KBS TOUR LITE Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular Stiff, Stiff, and Extra Stiff flexes ranging from 95 grams, 100 grams, and 105 grams in weight, from 37 to 40.5 inches in length, with tip diameter of .355 and .370 inches in black gloss and Classic KBS Chrome finish.
KBS TOUR-V: The KBS TOUR-V Series is a steel shaft that features larger outer diameters, resulting in a stable tip section and tight shot dispersion. It is designed for players who prefer a mid-flight trajectory with less ball spin. The KBS TOUR-V Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular Stiff, Stiff, Extra Stiff, Tour Spec S+, and Tour Spec X flexes ranging from 110 grams, 115 grams, 120 grams, 125 grams, and 130 grams respectively in weight, from 37 to 40.5 inches in length with tip diameter of .355 inches in Classic KBS Chrome finish.

KBS 560 and 580: The KBS 560 and 580 Series are developed specifically for junior developing players. Both shaft weights provide the junior player one full club length longer in distance and consistency relative to shafts made for adults. This allows the junior player better control over spin and ball flight that he/she otherwise would be able to achieve with shafts made for adults. The KBS 560 and 580 Series can be fitted into 3 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular and Stiff flexes ranging from 80 to 95 grams in weight, from 34 to 40 inches in length with tip diameter of .355 inches or .370 inches in Classic KBS Chrome finish.

KBS MAX 80: The KBS MAX 80 Series is a lightweight shaft designed for mid-high handicap players. It is a R/S/X combination parallel tip shaft that produces a high trajectory and spin rate for longer distance shots. The KBS MAX 80 Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular, Stiff, and Extra Stiff flexes, 111 grams in weight, 43 inches in length with tip diameter of .370 inches in Classic KBS Chrome finish.

KBS Tour $-Taper: The KBS Tour $-Taper Series provides superior feel while maintaining shot workability and tight dispersion for players seeking the ultimate tour shaft with mid-flight trajectory and low spin performance. The KBS Tour $-Taper shares the same bend profile as the KBS TOUR with elongated step patterns that generate a more stable performance throughout the swing. The KBS Tour $-Taper Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 110 grams, 115 grams, 120 grams, 125 grams, and 130 grams respectively in weight, from 37.5 to 41 inches in length with tip diameter of .355 inches in Black Gloss and Classic KBS Chrome finishes.
KBS Tour $-Taper Light: The KBS Tour $-Taper Light Series is a lightweight tour performance golf club shaft that provides KBS signature superior feel while maintaining shot workability and tight dispersion for players seeking the ultimate tour shaft with mid/high trajectory and low/mid spin performance in a lighter weight package. The KBS Tour $-Taper Light Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular, Stiff, and Extra Stiff flexes ranging from 110 grams, 115 grams, and 120 grams, respectively, in weight, 42 inches in length with tip diameter of .370 inches in Classic KBS Chrome finish.

LOW LAUNCH. LOW SPIN. SIGNATURE FEEL: Inspired by Tour player feedback, the KBS C-Taper shaft is designed for players requiring a low piercing trajectory and superior shot control.
MID-HIGH LAUNCH. SPIN CONTROL. PURE PERFORMANCE:

The C-TAPER LITE shaft incorporates proven KBS performance benefits in a lighter weight design. The firm tip and soft butt produce a mid-high trajectory and controlled spin. Featuring a constant taper design and proportionate increase in wall thickness, the C-TAPER LITE optimizes energy transfer for maximum distance. Independent testing results revealed 5+ yards in added distance.

Shafts for Wedges

KBS Wedge: The KBS Wedge Series is developed for players seeking a similar feel to the KBS TOUR. The firmer tip section on the KBS WEDGE allows for less ball spin and increased control. The KBS Wedge Series can be fitted into the pitching wedge, gap wedge, lob wedge, and sand wedge, and comes in Regular, Stiff, and Extra Stiff flexes ranging from 110 grams, 120 grams, and 130 grams respectively in weight, 37 inches in length with tip diameter of .355 inches in Classic KBS Chrome finish.
KBS Tour 610 Wedge: The KBS Tour 610 Wedge Series shaft delivers a lower, more penetrating ball flight with controlled spin. This wedge-specific shaft allows skilled players to produce knock-down and other workable shots into and around the green. The KBS Tour 610 Wedge Series can be fitted into the pitching wedge, gap wedge, lob wedge, and sand wedge, and comes in Regular, Regular+, Stiff, Stiff+ flexes ranging from 110 grams, 115 grams, 120 grams, and 125 grams respectively in weight, 37 inches in length with tip diameter of .355 inches in Black Gloss and Classic KBS Chrome finishes.
KBS TOUR-V Wedge: The KBS TOUR-V Wedge shaft is designed exclusively for wedges to produce shots with a lower-mid trajectory and mid ball spin, creating a piercing ball flight with incredibly tight shot dispersion. The KBS TOUR-V Wedge can be fitted into the pitching wedge, gap wedge, lob wedge, and sand wedge. This shaft is available in a single Stiff+ flex (125g), is 37 inches in length with tip diameter of .355 inches in Classic KBS Chrome finish.
KBS HI-REV 2.0: The KBS HI-REV 2.0 wedge shaft series features an active tip section that increases the effective loft of the club head, delivering a higher ball launch with more spin for added stopping power and accuracy. The KBS HI-REV 2.0 wedge shaft can be fitted into the pitching wedge, gap wedge, lob wedge, and sand wedge. This shaft is available in Regular, Stiff, and Extra Stiff flexes ranging from 115 grams, 125 grams, and 135 grams, respectively, in weight, 37 inches in length with tip diameter of .355 inches in Black Gloss and Classic KBS Chrome finishes.

Shafts for Putters

KBS Tour One Step Putter: The KBS Tour One Step Putter shaft is designed to create pure amplified feel, along with reduction in vibrations at impact for putts to be stable and accurate with different putter head weights. This shaft enables the player to have more flexibility in creating pure amplified feel, along with reductions in vibrations at impact. This shaft is available in Straight Bend, is 130 grams in weight, 38 inches in length with tip diameter of .355 inches in Black Matte, Black Gloss, and Classic KBS Chrome finishes.
KBS CT Tour Putter: The KBS CT Tour Putter shaft series was designed based off of the Company’s “Constant Taper” Technology and is available in Straight, Single, and Double Bends, is 124 grams in weight, 38 inches in length with tip diameter of .355 or .370 inches in Black Matte, Black Gloss, and Classic KBS Chrome finishes.
KBS Tour: The KBS Tour putter shaft is another of Kim Braly’s signature golf club shafts. It uses the same performance principals as the original KBS TOUR Shaft, maximizing energy transfer for increased putting control, with a stiff design structure to stabilize the head at impact. It is available in Straight Bend, is 124 grams in weight, 38 inches in length with tip diameter of .370 inches in Black Matte, Black Gloss, and Classic KBS Chrome finishes.
KBS GPS Graphite: The KBS GPS Graphite putter shaft is made from composite materials and fibers and is designed as a high balance performance shaft that results in minimizing deflection bend commonly found in traditional steel putter shafts on longer putts, along with better distance control. It is available in Straight Bend, is 124 grams in weight, 38 inches in length with tip diameter of .355 or .370 inches in Black Matte, Black Gloss, Bright Yellow Matte, Bright Yellow Gloss, Carolina Blue Matte, Carolina Blue Gloss, Georgia Green Matte, Georgia Green Gloss, Hot Pink Matte, Hot Pink Gloss, KBS Red Matte, KBS Red Gloss, Rainbow Gloss, White Matte, White Gloss, and Classic KBS Chrome finishes.

Graphite Shafts

KBS Tour Graphite Hybrid Prototype: The KBS Tour Graphite Hybrid Prototype series is inspired and designed from the KBS Tour shaft, the most popular steel shaft in the KBS Golf Shaft line. It is available in Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 65 grams, 75 grams, 85 grams, 95 grams, and 105 grams, respectively, in weight, 42 inches in length with tip diameter of .370 inches.
KBS TGI — Tour Graphite Iron: The KBS TGI — Tour Graphite Iron series is designed for players looking for maximum steel like playability, shot control and performance in a graphite shaft, and is developed with optimized weight and stiffness to gain maximum playability and performance. It is designed with the same E.I. curve as the KBS Tour Steel and is in every weight class to fit players from Juniors to Women and Tour Professionals. The KBS TGI — Tour Graphite Iron series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular, Regular+, Stiff, Stiff+, Stiff++, Extra Stiff, and Extra Stiff+ flexes ranging from 60 grams, 70 grams, 80 grams, 90 grams, 95 grams, 100 grams, and 110 grams respectively in weight, is 36 to 39.5 inches in length with tip diameter of .355 inches in Black Matte finish.
KBS MAX Graphite: The KBS MAX Graphite Iron Shaft series is suitable for players seeking to maximize swing speed, giving players with lower swing speeds the ability to hit the ball at a higher launch and spin with accuracy. It is designed for a wide range of players seeking to maximize the performance of their iron shafts with trajectory, spin, and distance in a consistent, lighter weight package. The KBS MAX Graphite Iron Shaft series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Lite, A, and Regular flexes ranging from 45 grams, 55 grams, and 65 grams respectively in weight, is 36 to 39.5 inches in length with tip diameter of .355 inches in Black Matte finish.
KBS TD Driver/Wood: The KBS TD Driver/Wood shaft series is a lighter and stiffer Driver/Wood shaft that has the characteristics of the original KBS feel, efficiency, and optimization of spin and launch that the KBS product line is known for. It is a mid launch/low spin performance graphite shaft that optimizes the maximum performance and efficiency of spin and launch angles at various swing speeds. The TD Driver/Wood shaft series is available in A, R, S, X, and Tour X flexes ranging from 40 grams, 50 grams, 60 grams, 70 grams, and 80 grams, respectively, in weight with tip diameter of .335 inches in Black Gloss, Black Matte, and White Gloss finish.

KBS PGI Players Graphite Iron: The KBS PGI Players Graphite Iron series was designed to provide the same tolerances, dispersion and control as the KBS Tour Steel shaft at a lighter weight, making it easier to swing. The KBS PGI Players Graphite Iron series can be fitted into 1 to 9 iron clubs, pitching wedge, and sand wedge, and is available in Lite/A, Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 50 grams, 60 grams, 70 grams, 80 grams, 90 grams, and 110 grams, respectively, in weight, is 41 inches in length with tip diameter of .370 inches in Black Matte finish.
KBS Players Graphite Hybrid PGH: The KBS Players Graphite Hybrid PGH series is based on the KBS Players Graphite Iron platform, offering golfers of all abilities an easier launch shaft with better spin. It is a lighter weight version of the KBS Tour Graphite Hybrid Prototype. The KBS Players Graphite Hybrid PGH series is available in Lite, A, Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 45 grams, 55 grams, 65 grams, 75 grams, 85 grams, 95 grams, and 105 grams respectively in weight, is 41 inches in length with tip diameter of .370 inches.

The NEW KBS MAX HL is a Graphite Wood Shaft designed to fit into the MAX Family of Graphite Products from KBS. Based off the same E.I. curve as the KBS MAX Graphite Iron Shaft, the NEW KBS MAX HL will fit players using “swing speed” rather than the traditional “flex”. This will give players with lower swing speeds the ability to hit the ball at a higher launch/spin with accuracy in a performance graphite driver/wood shaft.

The NEW KBS MAX HL Hybrid is designed for a wide range of players seeking to MAXimize the performance of their hybrid shafts with trajectory, spin, and distance in a consistent, lighter weight package, making it easier for you to produce performance on every shot.

Introducing the NEW KBS Players Graphite Wood (PGW). The PGW is our latest extension within the line of highly successful PLAYERS graphite performance products from KBS. This shaft is designed to fit a wide variety of swing speeds and features multiple weights and flexes allowing a broad range of players to achieve optimum trajectory and spin resulting in more distance and accuracy off the tee. It provides optimized launch and spin at targeted swing speeds.

Limited Edition Shafts

In addition to the above products, from time to time, the Company offers limited edition series of premium shafts with alternate color scheme as a part of its marketing campaigns to drive up interest in its products. Currently, the Company offers the following limited-edition shafts: the C-TAPER Black Limited Edition and the C-TAPER LITE Black Limited Edition steel shafts, the TD Driver/Wood Limited Edition graphite shafts, the HI-REV 2.0 Wedge Major Green Limited Edition series wedges, and the HI-REV 2.0 Wedge Liberty Limited Edition wedges.

Standard Shafts

Standard shafts are exclusively steel shafts. The Company manufactures and primarily supplies standard shafts to international golf club brands as part of their standard or economy clubs or to other Taiwanese golf club OEMs. The standard shafts typically bear the brand of the customers. The Company produces and designs for a full product line of standard shafts including drivers, wedges and putters for its branded customers.

The Company offers standard shafts as an OEM or ODM, based on the branded customers’ requirements. As an OEM, the Company manufactures the shafts based on the design provided by the customer. As an ODM, the Company will first design the shafts based on the specification provided by the customers. After the customer approves the design, a prototype based on the approved design is made. After the prototype is approved by customer, the Company can start to take orders from the customer. For the year ended December 31, 2025, standard shafts made up approximately 44.05% of the Company’s revenues.

Because golf clubs fit with standard shafts are typically priced at a lower price point than premium clubs, the per unit sale price of standard shafts is typically lower than that of premium shafts. The Company also uses a more cost-efficient manufacturing process for standard shafts to balance final pass yield and production costs, as compared with premium shafts.

Economy Shafts

Economy shafts are exclusively steel shafts. The Company manufactures and supplies economy shafts primarily to non-branded golf club makers or their OEMs to be assembled in generic clubs. The Company produces a full product line of economy shafts including drivers, wedges and putters for its non-branded customers.

The non-brand golf clubs are typically sold in bulk and at competitive pricing points to attract price sensitive golfers. For the year ended December 31, 2025, economy shafts made up approximately 1.80% of the Company’s revenues. The Company manufactures economy shafts based on industry standard designs with little customization.

Economy shafts are made from substantially the same materials as standard shafts, but using a more streamlined production process. Moreover, the quality and inspection standards applied to economy shafts are far more lenient than that for standard shafts. Therefore, the unit sale price of economy shafts is lower than that of standard shafts.

Golf Accessories

The Company sells KBS-branded golf accessories in its online store and in KBS Golf Experience Stores. Golf accessories include KBS-branded golf apparel, golf bags, vessel bags, putter covers, duffle bags. The Company sources its KBS-branded golf accessories from other third-party suppliers.

Custom Fitting Services

KBS Golf Experience Stores

The Company operates KBS Golf Experience stores in Carlsbad, California, Tokyo, Japan, and in Taipei, Taiwan, which were opened in 2019, 2021, and 2024 respectively.

The Company primarily provides new equipment build services and retro-build services for existing clubs through the KSB Golf Experience stores. The new equipment build service allows a customer to custom build a new golf club or set of golf clubs at the customer’s customized parameters and specifications. The retro-build service allows a customer to keep the customer’s existing club heads and customize all of the other parts of a golf club from the grip down to the label. The Company offers exclusive KBS shafts, and other parts of a golf club, including club heads, grip and the label, of other major international brands. In both new build and retrofit processes, customers work one-on-one with the Company’s fitters and builders to customize golf clubs tailored to each individual customer’s preferences and needs.

The Company’s fitters will evaluate a customer’s current equipment, performance data, and consult customers regarding their golf game and aspirations on the golf course, in order to determine the appropriate equipment to improve the customer’s accuracy and distance on the course. After gaining an initial understanding of the customer’s needs, fitters will test different shafts to determine the one that best suits the customer’s swing profile, focusing on distance, feel, and shot dispersion among the various shaft options.

Online Fitting Tool

Utilizing the Company’s online fitting tool available on the Company’s website, Find Your Fit, customers can choose among shafts for irons, wedges, putters, and woods to find the shafts best suited for the customer’s playing abilities. Customers can then purchase these shafts on the website and mail their existing clubs to a store for the Company to replace the existing shafts with the newly purchased shafts.

Fittings are offered in many different packages, ranging from: comprehensive full-bag fitting; fitting the entire bag from driver to putter; partial bag fitting; fitting to optimize a specific iron, driver, wedges and/or putter; long-game fitting, focusing on the top portion of the bag to ensure consistent yardage gapping and performance; fairway or hybrid fitting, to optimizing distance gapping and consistency in the long part of the bag; and junior golfer fitting.

PGA Tour Trucks

For each of the PGA tour events held annually, the Company deploys on-site customized KBS-branded PGA Tour trucks outfitted with new equipment build and retro-build services to bring its KSB custom fitting expertise to support professional players. As in KBS Golf Experience Stores, in these trucks, golfers work directly with our expert fitters to individually tailor golf clubs for players based on their needs and preferences.

Other Services

Restaurant and Bar

The Company operates a restaurant in Chiayi, Taiwan, “Hit Cat Kitchen”, where it sells Western cuisine, and a bar in Taipei, Taiwan “Hit Cat Brewing”, where it sells imported craft beer and wines. The Company’s establishments are decorated with KBS merchandise and located near golf resorts, with the aim to introduce and immerse the customers with the KBS brand.

Manufacturing Process

The Company operates at the forefront of golf club shaft manufacturing, with proprietary processing technology for advanced materials such as metal and machine components. The Company’s facilities house specialized equipment for making golf club shafts, including hydrogen and nitrogen normalizing furnaces, heat treatment furnaces, straightening machines, pipe making machines, and dedicated golf club shaft straighteners. This robust infrastructure reflects the Company’s decades-long commitment to manufacturing excellence.

The Company continues to improve its production process, employing and constantly upgrading its self-designed smart manufacturing software to implement automated production, streamline production procedures, shorten the production process, monitor the health and status of repair of production equipment, and reduce manufacturing cost.

The typical manufacturing process of a shaft is illustrated by the flowchart below. The process starts by welding steel coils into tubes, then heating the tubes for a period of time using spherodizing annealing to improve ductility and relieve stress in order to allow the steel tubes to be further worked. Thereafter, the tubes are coated with phosphate to improve corrosion resistance and lubrication, and then put through an automatic swaging machine to shape the dimensions of the eventual shaft. A draw bench is then used to pull the shaft through a drawing die to shape its ends. Then, the shafts are cut for the first time and polished, then tempered through stepping by heating them above a critical temperature then quenched in an oil bath to improve toughness until the temperature becomes uniform throughout the entire length of the shafts, then cooled in air to room temperature. Thereafter the shafts are straightened, polished at the edges to remove burrs, and cut to the final length, put through annealing again, and polished for a final time. Shaft surfaces are then plated in an electroplating machine for the final finish. Finally, quality inspection personnel will examine each manufactured shaft based on the Company’s quality criteria, and those that pass are warehoused pending sales.

Supply Chain; Suppliers and Raw Materials

Procurement and Supply Chain

The Company prioritizes strategic purchasing and inventory management to optimize its supply chain. Through regular production-sales meetings, the Company assesses order volumes, market demand, raw material consumption, production schedules, and supplier lead times to determine timely procurement needs. This proactive approach fosters stable supply sources and contracted processing, ensuring uninterrupted operations. No supply shortages or disruptions have occurred during the Company’s history.

Main Raw Materials and Suppliers

The Company’s golf club shafts utilize a combination of iron, carbon fiber, and various decorative materials (coatings, paints, inks, etc.). These raw materials are primarily sourced from established third-party suppliers in Taiwan, as described further below.

While the Company relies on external suppliers for raw materials used in shaft production, all steel shafts are manufactured in-house. The key materials utilized in the production of steel shafts include:

●	Steel Coils

●	Nitrogen and Argon

●	Abrasive Cloth Wheels and Tape

●	Quenching Oil

●	Taper Molding Machine Molds

●	Packaging Cartons

The Company engages the following types of suppliers for its business:

●	Steel coil suppliers: Critical for iron shaft production. The Company has partnered with China Steel Corporation for a stable supply of specialized steel materials.

●	Material suppliers: Providing additional key materials required for iron shaft production.

●	Contracted processing factories: Handling production for graphite shafts and metal surface electroplating for steel shafts, a crucial step in ensuring desired appearance.

The Company’s procurement policy primarily takes into consideration the Company’s operating strategy and inventory levels. Subject to purchase orders and market demand, the Company typically considers the purchase and consumption of raw materials, production schedule and suppliers’ delivery time in order to judge procurement demand and timing. In order to maintain the stability of supply sources and contracted processing, the Company maintains cooperatives relationship with multiple suppliers and processing factories. The Company generally relies on Taiwanese suppliers for the raw materials and service providers for certain specialized aspects of the manufacture, such as electroplating, physical vapor deposition and metal coating.

Certain materials and components may have limited supplier options. However, the Company strategically chooses not to enter into long-term contracts with any supplier, opting for a flexible order-by-order approach. This allows the Company to adapt to market fluctuations and access the best available options at any given time. While this flexibility offers advantages, it also exposes the Company to competitive pressure for raw materials and production capacity. Additionally, the Company has a limited number of manufacturing partners, primarily located in Taiwan and Southeast Asia, who produce specific components for its shafts. The Company recognizes that relying on limited sources for materials or suppliers faces inherent risks. If the Company were to encounter difficulties acquiring essential materials, such as abrasive cloth tape or quenching oil, finding and educating a new supplier on the Company’s specific requirements could be a lengthy process. This could potentially disrupt production, impacting the Company’s business, financial condition, and operational results.

To mitigate these risks, the Company is actively diversifying its sourcing and manufacturing capabilities. This involves exploring alternative suppliers for critical materials, building relationships with new manufacturing partners, and continuously evaluating the efficiency and reliability of the Company’s existing supply chain.

Overall, the Company is committed to proactively managing its supply chain risks through diversification, strategic partnerships, and continuous improvement. The Company believes this approach balances flexibility with resilience, ensuring reliable access to the materials and production capacity needed for continued growth and success.

Supplier for Graphite Shafts

Manufacturing graphite shafts requires sophisticated machinery and manufacturing process to manipulate carbon fiber in accordance with the product design. The Company engages a third-party manufacturer located in Taiwan, who specializes in carbon fiber sport products, to manufacture all graphite shafts for the Company on a purchase order basis. The Company has selected this graphite shaft supplier after considering its industry experience, manufacturing capacity, and per unit production cost. To date, the Company has not experienced any delivery delay or production disruption with this supplier. The Company has not entered into any exclusive arrangement with this supplier, so the Company may select another manufacturer to replace or supplement the production of graphite shafts. The Company typically holds 5 to 6 months of inventory of graphite shafts in reserve in case the Company needs to find a new manufacturer for graphite shafts.

To protect its intellectual property, the Company has also required its graphite shafts supplier and the relevant employees at the supplier to enter into non-disclosure agreements restricting the disclosure or improper use of any design or confidential information that the Company transmits to the supplier when making orders.

The Company periodically reviews its relationship with its graphite shafts supplier, and is actively exploring other manufacturers to diversify supply.

If there is any production disruption, work stoppage, strike, production delay, or if there is any breach to the non-disclosure agreement, any improper use, disclosure, theft, appropriation of the Company’s intellectual property, the business, financial condition, results of operation and prospects of the Company could be materially and adversely affected.

Supplier Stability and Diversification

The Company maintains long-term relationships with most suppliers, fostering strong partnerships. The Company does not utilize formal long-term contracts; its established connections ensure reliable supply. Additionally, for key inputs such as electroplating, the Company maintains multiple qualified supplier options, mitigating potential disruptions.

Sales and Marketing

Leveraging Taiwan’s exceptional manufacturing capabilities and cost advantages, the Company’s “KBS” brand has gained significant recognition in the U.S. golf industry. Consequently, the Company has evolved from being an OEM for international brands to becoming a retailer of high-end shafts for private branded golf clubs and branded golf club heads.

In parallel, under its private brand, KBS, the Company has engaged in OEM contracts for carbon fiber clubs, expanding its product lines to encompass both iron clubs and carbon fiber clubs. This comprehensive approach addresses customers’ preferences for one-stop shopping, significantly enhancing the Company’s and brands’ capabilities to accept orders and negotiate.

With 80% of the world’s golf equipment originating from Taiwanese enterprises, we have strategically opened the KBS Brand Experience Store in Taipei in August 2024 to expand our presence in the Asian market. This initiative aims to strengthen localized marketing, enhance brand awareness, and encourage more golf enthusiasts to adopt KBS shafts. Building on the steady growth of our iron series, we have focused on perfecting our graphite shaft lineup. In 2024, the launch of the KBS MAX HL Driver/Wood and KBS Players Graphite Wood series further completed our product portfolio, allowing golfers to select the most suitable clubs based on their specific performance needs.

In recent years, the Company has further strengthened its presence by establishing KBS brand flagship brick-and-mortar stores — the KBS Golf Experience stores — in two major golf markets, the U.S. and Japan. These stores offer golf club customization and fitting services for individual customers, and are equipped with simulation tracking technology, software tools, and data recording systems. By quantifying the performance of golf clubs used on courses and analyzing consumer preferences and swing performance on-site, the Company is able to recommend suitable golf equipment for a wide variety of golfer types. This approach validates customer needs, enhances brand awareness and loyalty, and serves as a valuable reference for product development or improvement, thereby sustaining the Company’s product competitiveness.

Customers serviced by the Company can broadly be categorized into four general types: golf equipment companies, OEM companies that manufacture golf equipment for golf equipment brand companies, and golf equipment distributors, as well as individual golf customers serviced by the Company on its website and through KBS Golf Experience Stores.

Currently, the Company has its own field sales representatives in Taiwan, the United States and Japan, primarily covering major corporate clients.

The Company believes that its sales representatives are an integral part of our brand image. They are tasked with key aspects of customer service, including lead discovery, client management, merchandise display, product recommendation, and after-sales return visits.

The Company’s field sales agents also cover corporate customers including major international golf club brands, other OEMs, and national distributors. They are tasked with key aspects of sales generation activities, including developing relationship with potential clients, tracking demands of existing clients, attending trade conference to boost brand awareness, hosting event to generate sales leads.

As of December 31, 2025, the Company employed 79 sales representatives worldwide focused on the sale of shafts.

Research and Development

The core technologies powering the Company’s products result from the Company’s deep expertise and sustained investment in golf club shaft R&D. The Company prioritizes internal innovation, maintaining full control over its proprietary intellectual property, and reducing reliance on external R&D collaborations.

Leveraging Expertise for High-Performance Shafts

The Company’s entry into golf club manufacturing stems from its established expertise in high-precision machining and metalworking, developed within the existing machinery and metal materials business of its major shareholder, Far East Machinery Co., Ltd. This foundational competence translates into a strategic focus on R&D and innovation in metalworking.

The Company has dedicated substantial resources to golf-specific product development.

The Company employs a dedicated R&D team, which had 19 full-time employees as of December 31, 2025, focusing on innovation in shaft design, material composition and manufacturing process.

In addition, the shaft design and development process is overseen by Kim Braly, head of the Design Department of FST America, Inc. (“FST America”), who provides the R&D team with valuable insights as a veteran designer. Furthermore, the Company collects feedback from the PGA players who use KBS shafts in their competitions, and tracks customer preferences through online orders and in-person customer fittings at KBS Golf Experience stores. The sales department analyses the data and informs the R&D department any insights generated from data analysis and direct feedbacks, to ensure new products is designed to meet customer demands.

This multi-pronged approach, focusing on internal technological expertise, guidance from the industry veteran, and player-driven insights, has resulted in the Company:

●	having the capability of manufacturing high-performance club shafts recognized for their quality and performance;

●	becoming a trusted partner for several leading international golf brands;

●	earning widespread acclaim for the KBS brand golf club shafts from PGA professionals and amateur players alike;

●	maintaining a disciplined product launch schedule. Starting from 2017, with the exception of 2022 due to the impacts of COVID-19, the Company has launched one or more new KBS shaft series annually, which helps enrich the product portfolio and maintain brand awareness.

By leveraging its proven capabilities and unwavering commitment to R&D, the Company is able to maintain and solidify its position as a leading manufacturer of high-performance golf club shafts in the global market.

Results

The Company’s R&D results for the four most recent fiscal years were as follows:

Year	Specific R&D products	Main functions
2025	KBS PGW Players Graphite Wood	The PGW is our latest extension within the line of highly successful PLAYERS graphite performance products from KBS. This shaft is designed to fit a wide variety of swing speeds and features multiple weights and flexes allowing a broad range of players to achieve optimum trajectory and spin resulting in more distance and accuracy off the tee. It provides optimized launch and spin at targeted swing speeds.

2024	KBS MAX HL Hybrid	The KBS MAX HL Hybrid is designed for a wide range of players looking to maximize the performance of their hybrid shafts by optimizing trajectory, spin, and distance. With its lightweight and consistent design, it enables players with lower swing speeds to achieve higher launch and spin while maintaining accuracy. This high-performance graphite hybrid shaft helps deliver more consistent results on every shot.

	KBS MAX HL Driver/Wood	Based on the same E.I. curve as the KBS MAX Graphite Iron Shaft, the NEW KBS MAX HL is designed to fit players using “swing speed” rather than the traditional “flex.” This allows players with lower swing speeds to achieve a higher launch and spin with accuracy in a performance graphite driver/wood shaft.

2023	GPS Graphite Putter Shaft	Designed as a high balance performance shaft that results in minimizing deflection bend commonly found in traditional steel putter shafts on longer putts, along with better distance control and ensuring the ball starts on its desired line.

2021	KBS Tour Lite PGI Players Graphite Iron	Complements the product portfolio with lightweight shafts. Provides increased spin, higher launch, and enhanced distance for a variety of swing speeds.

Focus on Diverse Range of Products and Process Improvements

The Company remains committed to balancing shaft weight with optimal control, using the Company’s proprietary torque and center of gravity matching technology. This innovative approach allows the Company to achieve both enhanced impact control and increased shot distance in its shafts, without compromising on shaft weight. This approach led to the development of a diverse range of shafts catering to players seeking uncompromising performance and accuracy.

Furthermore, the Company embraces cutting-edge technologies to optimize its production processes and maximize efficiency. By utilizing IoT sensors, the Company collects real-time data on production information and energy consumption. This data is then analyzed using machine learning algorithms to monitor equipment health and identify potential issues. This proactive approach allows the Company to:

●	implement process improvements to optimize production efficiency.

●	identify opportunities for new equipment investment.

●	maintain a high level of product quality and consistency.

By combining the Company’s innovative shaft design technologies with these advanced production optimization tools, the Company aims to continuously improve production efficiency and product quality. This focus on operational excellence ultimately drives increased profitability and long-term growth.

Competition

The Company competes in a global market for golf club shafts. Its major global competitors for premium golf club shafts include established brands such as True Temper and Nippon Shaft. The Company also faces competition from other Taiwanese manufacturers in the standard and economy shafts segment. In the premium shaft segment, the Company primarily competes on build quality, manufacturing capacity, product diversification, technical innovation, brand prestige and competition results. In the standard and economy shaft segment, the Company primarily competes on manufacturing capacity, pricing and product safety.

The Company differentiates itself through its vertically integrated business model, encompassing both manufacturing and brand promotion. This allows it to compete effectively with other global and local competitors in terms of:

●	Production Technology: The Company possesses advanced manufacturing capabilities and technology, enabling consistent quality and efficiency.

●	R&D and Innovation: Dedicated R&D efforts ensure a steady stream of new products and rapid development cycles.

●	Mass Production Capacity: The Company’s production facilities in Taiwan offer a competitive advantage in terms of cost and efficiency as compared to True Temper in the U.S. and Nippon Shaft in Japan.

●	Global Market Focus: The Company prioritizes the U.S. market, the largest globally, while also actively exploring other regions.

Seasonality

Historically speaking, in general, driven by the large international exhibitions such as the PGA Merchandise Show and the beginning of new golf season, the Company’s sales in the first quarter of a year are typically higher than the other quarters. The Company’s second-quarter sales are primarily impacted by the weather conditions, which affects the length of golf season and the number of discretionary purchases made by golfers. Third-quarter sales are generally less than the second quarter as many retailers begin decreasing their inventory levels in anticipation of the end of the golf season. Fourth-quarter sales are generally less than the other quarters due to the end of the golf season in the Company’s current key markets.

However, this seasonality has been significantly reshaped in recent years. The COVID-19 pandemic initially disrupted these patterns by depressing demand in 2020 and 2021. The easing in travel restriction and the rising popularity of golf among millennials help sustain heightened demand for golf equipment throughout 2022. The Company expects that due to increasing geopolitical tension, global economy slowdown and rising inflation rates, the demand for golf equipment will revert to the traditionally observed seasonality pattern.

Intellectual Property

The success and competitive edge of the Company are dependent on its capacity to develop and safeguard core technologies and intellectual property. The Company’s existing products are powered by independently developed technologies, drawing upon its rich history of production and R&D expertise. This commitment to internal innovation allows the Company to maintain control over its intellectual property and deliver solutions that cater to specific market demands. From 2008 to 2016, the operations of KBS brand in the U.S. market was managed by a distributor controlled by our chairman, which also owned the trademarks of KBS brand. In 2016, to consolidate the business of the Company, the distributor transferred all registered KBS brand trademarks to the Company, and the Company purchased the inventories of KBS products and work capital held by such distributor for approximately U.S.$3.6 million. In 2017, the Company agreed to pay to the distributor U.S.$6.5 million for the KBS brand trademarks transferred to the Company.

The Company has submitted trademark applications to further bolster these rights and enhance its ability to defend against third parties. Moreover, the Company secures its proprietary rights through agreements with business partners, supply chain vendors, employees, and consultants, alongside vigilant monitoring of industry trends and product developments.

As of December 31, 2025, the Company owns the following trademarks worldwide:

No.	Mark	Registration No.	Country	Class	Status	Expiration
						Date
1		5061066	U.S.	—	Valid	2036/10/11
2		5392399	U.S	—	Valid	2028/1/30
3		4827173	U.S	—	Valid	2035/10/6
4		4617537	U.S	—	Valid	2034/10/7
5		4070642	U.S	—	Valid	2031/12/13
6		4070640	U.S	—	Valid	2031/12/13
7		3395741	U.S	—	Valid	2028/3/11
8		5299259	U.S	—	Valid	2027/10/3
9		5365863	U.S	—	Valid	2027/12/26

10	5617390	U.S	—	Valid	2028/11/27
11	5667276	U.S	—	Valid	2029/1/29
12	6180434	U.S	—	Valid	2026/10/20
13	6335645	U.S	—	Valid	2027/4/27
14	6541087	U.S	—	Valid	2027/10/26
15	6594923	U.S	—	Valid	2027/12/21
16	6594924	U.S	—	Valid	2027/12/21
17	7977017	U.S	—	Valid	2031/10/7
18	2131402	Taiwan	32	Valid	2031/3/31
19	2131403	Taiwan	32	Valid	2031/3/31

20	2131434	Taiwan	33	Valid	2031/3/31
21	2131435	Taiwan	33	Valid	2031/3/31
22	2144845	Taiwan	32	Valid	2031/5/31
23	2144846	Taiwan	32	Valid	2031/5/31
24	2144885	Taiwan	33	Valid	2031/5/31
25	2144886	Taiwan	33	Valid	2031/5/31
26	2066064	Taiwan	32	Valid	2030/6/15
27	2066065	Taiwan	32	Valid	2030/6/15

28	2066093	Taiwan	33	Valid	2030/6/15
29	2066094	Taiwan	33	Valid	2030/6/15
30	2246940	Taiwan	32	Valid	2032/8/31
31	2246941	Taiwan	32	Valid	2032/8/31
32	2246942	Taiwan	32	Valid	2032/8/31
33	2246943	Taiwan	32	Valid	2032/8/31
34	2246992	Taiwan	33	Valid	2032/8/31

35	2246993	Taiwan	33	Valid	2032/8/31
36	2246994	Taiwan	33	Valid	2032/8/31
37	2246995	Taiwan	33	Valid	2032/8/31
38	2248053	Taiwan	43	Valid	2032/8/31
39	2248054	Taiwan	43	Valid	2032/8/31
40	2248055	Taiwan	43	Valid	2032/8/31
41	2307325	Taiwan	18	Valid	2033/7/15
42	2307515	Taiwan	25	Valid	2033/7/15

43		2307577	Taiwan	28	Valid	2033/7/15
44		2307516	Taiwan	25	Valid	2033/7/15
45	FST	5890920	Japan	28	Valid	2026/10/21
46	KBS PGI	6407907	Japan	28	Valid	2031/6/25
47	KBS TGI	6359864	Japan	28	Valid	2031/3/5
48	KBS TOUR	5499758	Japan	28	Valid	2032/6/8
49	KBS TOUR (colored logo)	5499757	Japan	28	Valid	2032/6/8
50	KBS TOUR (in color)	5180886	Japan	28	Valid	2028/11/14
51	KBS TOUR GPS	6713426	Japan	28	Valid	2033/6/30
52	KBSTOUR Hi Rev	5320546	Japan	28	Valid	2030/4/30
53	MAX KBS	6184490	Japan	28	Valid	2029/9/27
54	ONE STEP KBS TOUR	6457407	Japan	28	Valid	2031/10/15
55	KBS	18464900	EU	024, 028	Valid	2031/5/3
56	KBS TOUR GPS	18868062	EU	28	Valid	2033/4/27
57	ONE STEP	18511596	EU	28	Valid	2031/7/13
58	ONE STEP KBS TOUR	18511605	EU	28	Valid	2031/7/13
59	KBS	UK00003636327	UK	024, 028	Valid	2031/5/4
60	ONE STEP	UK00003667960	UK	28	Valid	2031/7/13
61	ONE STEP KBS TOUR	UK00003667973	UK	28	Valid	2031/7/13
62		2419695	Taiwan	30	Valid	2034/11/30
63		2415658	Taiwan	30	Valid	2034/11/15
64		2421086	Taiwan	43	Valid	2034/11/30
65		2417091	Taiwan	43	Valid	2034/11/15

66	—	U.S	—	Pending
67	—	U.S	—	Pending
68	—	U.S	—	Pending
69	—	U.S	—	Pending
70	—	U.S	—	Pending
71	—	U.S	—	Pending
72	02433729	Taiwan	32	Valid	2035/1/31
73	02433730	Taiwan	32	Valid	2035/1/31
74	02499437	Taiwan	41	Valid	2035/11/30
75	02498966	Taiwan	35	Valid	2035/11/30
76	02498753	Taiwan	34	Valid	2035/11/30
77	02498346	Taiwan	28	Valid	2035/11/30
78	02498221	Taiwan	25	Valid	2035/11/30
79	02497990	Taiwan	18	Valid	2035/11/30
80	02499438	Taiwan	41	Valid	2035/11/30

81	02498967	Taiwan	35	Valid	2035/11/30
82	02498754	Taiwan	34	Valid	2035/11/30
83	—	Taiwan	35	Pending	—
84	—	Taiwan	28	Pending	—
85	—	Taiwan	25	Pending	—
86	—	Taiwan	18	Pending	—
87	—	Taiwan	18	Pending	—
88	—	Taiwan	24	Pending	—
89	—	Taiwan	25	Pending	—
90	—	Taiwan	28	Pending	—
91	—	Taiwan	28	Pending	—
92	—	Taiwan	35	Pending	—
93	—	Taiwan	41	Pending	—
94	—	Taiwan	18	Pending	—
95	—	Taiwan	24	Pending	—
96	—	Taiwan	25	Pending	—
97	—	Taiwan	35	Pending	—
98	—	Taiwan	41	Pending	—

99	—	Japan	18,25,28	Pending	—
100	—	Japan	28	Pending	—
101	—	EU	—	Pending	—
102	—	Japan	—	Pending	—
103	—	KR	—	Pending	—
104	—	Taiwan	—	Pending	—
105	—	UK	—	Pending	—
106	—	WIPO	—	Pending	—
107	—	VN	—	Pending	—
108	—	VN	—	Pending	—

As of December 31, 2025, the Company owns the following patents worldwide:

No.	Patent No.	Application Date	Issue Date	Patent Name	Patent Duration
1	M639659	2022/10/20	2023/4/11	進料裝置 Material-feeding device	2023/04/11 – 2032/10/19
2	M639660	2022/10/20	2023/4/11	出料裝置 Discharging apparatus	2023/04/11 – 2032/10/19

Government Regulations

The Company is subject to various Taiwanese and Japanese laws and regulations as well as U.S. federal and state laws. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in manners that could harm the Company’s business.

General Regulations Applicable to the Company’s Business

Regulations on Company Establishment

The establishment, operation and management of companies in Taiwan is governed by the Taiwan Company Act, which was latest amended on December 29, 2021. There are four types of companies in Taiwan: unlimited company, unlimited company with limited liability shareholders, limited company and company limited by shares. Unlimited company and unlimited company with limited liability shareholders are rarely used in practice; a company limited by shares is the most common form of business undertaken for foreign investors in Taiwan. The Taiwan Company Act applies to both Taiwan domestic companies and foreign-invested companies, unless otherwise provided in the relevant foreign investment laws and regulations.

The Company is a company limited by shares, and the Company has been current with its corporate filings with the Administration of Commerce, Ministry of Economic Affairs, Taiwan.

Regulations on Foreign Investment

The principal regulations governing foreign investments in Taiwan are the Statute for Investment by Foreign Nationals, the Regulations for Verification of Investment by Overseas Chinese and Foreign Nationals, and the Regulations Governing Investment in Securities by Overseas Chinese and Foreign Nationals. In order to efficiently provide services and manage foreign investments, Taiwan government has specifically established the Taiwan DIR.

All investments made by foreign nationals within the territory of Taiwan must comply with the provisions of the Statute for Investment by Foreign Nationals and receive permission from the Taiwan DIR. According to the administrative ordinance “Negative List for Investment by Overseas Chinese and Foreign Nationals” issued by the Taiwan DIR, Taiwan maintains a negative list of industries closed to foreign investment because the authorities assert relate to national security and environmental protection, including public utilities, power distribution, natural gas, postal service, telecommunications, mass media, and air and sea transportation. Except for certain specific sensitive activities, foreign investments in a Taiwan listed company are generally not restricted in Taiwan but are subject to the prior approval from the Taiwan DIR if a foreign investor wants to acquire 10% or more of the shares of a Taiwan listed company. The approval must be obtained before the final completion of the transaction.

Regulations on Mergers and Acquisitions

The main laws and regulations governing merger and acquisition (“M&A”) activities in Taiwan are the Merger and Acquisition Act, the Company Act, the Securities and Exchange Act and the Fair Trade Act.

The competent authority in charge of the regulations in relation to M&A is the Ministry of Economic Affairs. The main regulatory body in charge of public M&A transactions is the Securities and Futures Bureau of the Financial Supervisory Commission, the government agency in charge of public companies. Other relevant regulatory bodies include the Fair Trade Commission, the authority in charge of antitrust clearance, and the Taiwan DIR, the authority in charge of reviewing foreign and PRC investments. If a participating company to a transaction holds any special license, the transaction may also be subject to the review of the authority in charge of such special license.

Regulations on Building Construction and Use

Under the Building Act, a building license required for new construction, extension, reconstruction or repair of buildings. A usage license is required for usage. When alterations of usage occur after a building is constructed, such as in alterations of usage class, structure, fire-protection facilities, and parking spaces or other alteration to the originally approved usage, a usage alteration license shall be applied for.

Further, under the Building Act, users of public buildings shall entrust professional institutions or persons recognized by the central construction authority to perform inspection and attestation periodically. Such inspection and attestation results shall be reported to the authority.

The Company has never been sanctioned for violations of the Building Act.

Regulations on Intellectual Property Rights

Patent Protection

Pursuant to the Patent Act, amended on May 4, 2022, there are three types of patents in Taiwan: invention patents, utility model patents, and design patents, the respective patent terms of which are 20, 10, and 15 years, all calculated from the filing date of a patent application, while the patent rights are actionable from the issue date of the patent.

In terms of the infringement disputes of a patent, the civil division of the Intellectual Property and Commercial Court (“IP Court”) hears civil actions relating to patent infringement. If the defendant of an infringement action challenges the validity of the disputed patent as a defense, the civil division will deal with the infringement and validity issues simultaneously. However, any person who intends to invalidate the disputed patent in all aspects must file revocation proceedings (invalidation action) with the Taiwan Intellectual Property Office (“TIPO”). Decisions of the TIPO in an invalidation action can be appealed to the Ministry of Economic Affairs, and subsequently to the IP Court by way of filing an administrative lawsuit.

The Company has never been involved in patent-related disputes.

Copyright

The Copyright Law provides that original copyrightable works shall enjoy exclusive rights automatically upon their completion, with no form of registration required. The competent authority for the application and registration of trademarks is the TIPO under the Ministry of Economic Affairs. A copyrighted work is protected throughout the author’s lifetime and 50 years after.

As a copyright holder, when enforcing a copyright, bears the burden of proving the copyright ownership (and sometimes even the creation time of the copyright, if such issue is being raised), it is recommended to preserve relevant evidence by having it notarized by a notary public. For important copyrighted work, it is recommendable to obtain a copyright certificate issued by a copyright owners’ organization so as to serve as prima facie evidence of the completion and ownership of the copyright. However, it is important to note that such private organizations do not and cannot conduct any substantive examination of the copyrightability of a work. Therefore, when a work’s copyrightable is being challenged, only a court will have a final say over such dispute on a case-by-case basis.

The Company has never been involved in copyright-related disputes.

Trademarks

Trademark rights in Taiwan are governed by the Trademark Act. The competent authority for the application and registration of trademarks is the TIPO. Types of protection include trademarks, certification marks, collective membership marks and collective trademarks. The trademarks which were registered are protected for 10 years from publication in the Trademark Gazette. This term may be extended successively every 10 years via application for renewal.

The Company has been involved in one trademark dispute. A Taiwan company filed a trademark opposition with TIPO in August 2023 objecting to the registration of the Company’s FST trademarks in Taiwan (Registration Numbers 02307326, 02307516, and 02307578). Trademark registration number 02307326 was officially cancelled by the Intellectual Property Office on August 30, 2024. The administrative action concerning trademark registration no. 02307516 was dismissed at the court of first instance. Judgment was rendered against trademark registration number 02307578 by the Taiwan Supreme Administrative Court on March 12, 2026. The Company is of the view that this matter would have minimal impact to its business, as the Company also has validly registered FST trademarks in the U.S. and most of the Company’s sales are generated from the U.S. and countries other than Taiwan.

Trade Secrets

The Taiwan Trade Secret Act mainly governs the following items: (1) the required elements of a trade secret; (2) ownership of a trade secret; (3) the licensing of a trade secret; (4) misappropriation of a trade secret; (5) the civil remedy and criminal penalty for the misappropriation of a trade secret; (6) the issuance of a protective order during criminal investigation. Pursuant to the Trade Secret Act, the information that can be protected under the Trade Secret Act is defined as any method, technique, process, formula, program, design, or other information that may be used in the course of production, sale or operation, and must meet the following requirements: (1) secrecy; (2) economic value; and (3) reasonable measures to maintain secrecy. Under the Trade Secret Act, the types of misappropriation include acquisition, use and divulging of a trade secret by unlawful means. The Trade Secret Act provides civil remedies and criminal penalties for trade-secret misappropriation.

The Company has never been involved in trade secrets issues or disputes.

Regulations on Personal Data Protection

Under Taiwan law, the Personal Data Protection Act is the main law governing personal data protection. Under the Personal Data Protection Act, unless otherwise specified, a company is generally required to give notice to and obtain consent from an individual before collecting, processing, or using any of the said individual’s personal information, subject to certain exceptions.

Pursuant to the Personal Data Protection Act, the personal data pertaining to a natural person’s medical records, healthcare, genetics, sex life, physical examination and criminal records is classified as sensitive personal data, which shall be subject to certain stricter obligations.

In addition to the Personal Data Protection Act, when conducting the clinical trial, the sponsor and the investigator shall also comply with other relative regulations or practices with regard to the protection of the subject’s personal data, such as the Human Subjects Research Act and the Regulations on Human Trials.

The Company is currently implementing a cookie policy and a data protection privacy policy for collecting personal information on the KBS website (kbsgolfshafts.com) and in its stores.

Regulations on Environmental Protection

The Basic Environment Act is the main environmental law in Taiwan. In addition, other laws and regulations in Taiwan regulate each type of pollution by a different set of regulations, including the Soil and Groundwater Pollution Remediation Act, the Waste Disposal Act, the Air Pollution Control Act, the Water Pollution Control Act, and Toxic and Concerned Chemical Substances Control Act. The competent authority governing the environmental regulations is the Ministry of Environment. Failure to comply with such laws and regulations may result in fines and other administrative sanctions.

As the Company’s factory is located within the Chiayi County, Taiwan, the Company is directly under the supervision of the Environmental Protection Bureau of Chiayi County, Taiwan for its environmental compliance. During its business history, the Company has been generally compliant with environmental laws and regulations. There was one instance in 2022 where the Environmental Protection Bureau, Chiayi County had instructed the Company to make certain improvements on pollution prevention, which the Company had successfully addressed and implemented. Currently, the Company consistently reports to the relevant authority and has maintained effective approval status for its industrial waste disposal plan and its water use/wastewater discharge plan pursuant to the Waste Disposal Act, the Air Pollution Control Act, and the Water Pollution Control Act. All related industrial waste is handled by qualified waste disposal contractors in compliance with Taiwan local regulations.

Regulations on Foreign Currency Exchange

The principal regulation governing foreign currency exchange in Taiwan is the Foreign Exchange Regulation Act, amended on April 29, 2009. Pursuant to the Foreign Exchange Regulation Act, Taiwan Dollars amounting under the amount of NTD 500,000 are freely convertible no matter what transaction they are in relation with. On the other hand, the transactions involving NTD 500,000 or more or its equivalent in foreign currency shall fulfill certain obligations as provided in the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions.

Under the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions, for those foreign exchange transactions which amounts of NTD 500,000 or more and relates to the sales of goods or provision of services, such transaction shall be declared through filing a declaration statement. For those foreign exchange transactions which are not related to the sales of goods or provision of services by a company, ranging from NTD 500,000 to NTD 50 million, such transaction shall be declared through filing a declaration statement, and providing supporting documents, such as contracts or letters of approval, to the bank. For those foreign exchange transactions by a company, which are not related to the sales of goods or provision of services, amounting more than NTD 50 million, such transaction shall be declared through filing a declaration statement, providing supporting documents to the bank, and obtaining the approval of the Central Bank of Taiwan.

Though Taiwan government has promulgated the Regulations Governing Foreign Exchange Control on July 2, 1997, pursuant to the Foreign Exchange Regulation Act, the requirements for the government to implement those foreign exchange control measures should be subject to either of the following conditions: (1) when the domestic or foreign economic disorder might endanger the stability of the domestic economy; and (2) when this country suffers a severe balance of payments deficit. From the past history, Taiwan government only implemented those foreign exchange control measures once in 1997 during the Asian Financial Crisis.

Regulations on Dividend Distribution

The principal regulations governing dividend distribution is the Company Act. Pursuant to the Company Act, a Taiwan company may not pay dividends unless its losses have been covered and statutory reserve funds, equaling 10% of a company’s after-tax net profits, have been set aside. However, in the event that a company’s statutory reserve funds have reached the total amount of the company’s capital, the company does not need to set aside any amounts for its statutory reserve funds. If a company has no net profits, in principle, it may not pay dividends.

Regulations on Employee Stock Incentive Plan

The principal regulations governing dividend distribution is the Company Act. Pursuant to the Company Act, a Taiwan company may choose to implement the employee stock incentive plan through five kinds of strategies: (1) employee stock compensation, (2) employee stock option certificates, (3) employee subscription of new shares using cash as consideration, (4) treasury shares transferred to employees, (5) employee restricted share units. After the amendment of the Company Act on August 1, 2018, transferring a company’s stocks to the employees of the company’s parent company or its subsidiaries under the employee stock incentive plan is also permitted by law.

Regulations on Employment and Social Insurance

The labor law in Taiwan is regulated mainly by the Labor Standards Act, last amended on June 10, 2020. The Labor Standards Act governs the terms and conditions of employment such as working hours, holidays, rest periods, wages, overtime, leave, and termination of employment. According to Labor Standard Act, an employer is required to reach an agreement on salary with the employees, in which the agreed salary shall meet with the minimum amount set by the competent authority. Violations of the Labor Standards Act may result in fines and other administrative sanctions, and serious violations may result in criminal liabilities.

In order to protect workers’ safety and health and to prevent occupational accidents, the employers in Taiwan are also required to comply with the Occupational Safety and Health Act. According to the Occupational Safety and Health Act, the employer shall arrange safety equipment to prevent any emergency. In addition, the employer shall provide safety education and trainings for the employees which shall enable the employees to protect themselves when any accident occurs.

Taiwan governmental authorities have passed a variety of laws and regulations regarding social insurance and employee’s pension from time to time, including, among others, the Labor Insurance Act, the National Health Insurance Act, the Labor Pension Act, and the Employment Insurance Act. Pursuant to these laws and regulations, Taiwan companies must make contributions at specified levels for their employees to the relevant social insurance and pension funds. Failure to comply with such laws and regulations may result in various fines and legal sanctions.

The Company has generally been compliant with all requirements under the aforementioned labor laws and regulations. There were several instances of minor sanctions where the Company had been required by the Occupational Safety and Health Administration of the Ministry of Labor to rectify certain potential working condition hazards and practices and was subject to minor fines, although all of these issues had been quickly addressed and rectified by the Company. The Company has not experienced any lawsuits or disputes with its employees that became subject to administrative review of the Taiwan Labor Bureau or ended in litigation.

Regulations on Taxation

According to the Taiwan Income Tax Act, a company incorporated in Taiwan is a Taiwan tax resident and will be subject to 20% corporate income tax on its worldwide income. A non-resident company will be subject to 20% corporate income tax on its Taiwan-sourced income. If a resident company does not distribute its financial earnings generated in a year to its shareholders by the end of the following year, a surtax of 5% would be imposed on the undistributed earnings.

Effective from 2020, the Taiwan Statute for Industrial Innovation was amended, which extends the tax incentive by 10 years until December 31, 2029, for R&D expenditure. Under the tax incentive program, a company conducting qualifying R&D activities may select one of the following incentives: (i) up to 15% of qualifying R&D expenses may be credited against corporate income tax payable in the current year; or (ii) up to 10% of qualifying R&D expenses may be credited against corporate income tax payable in the year expenses incurred and carried forward for the next 2 years. In addition, if a company uses NTD 1 million or more of its undistributed earnings to construct or purchase buildings, software or hardware equipment, or technology for use in production or operation within 3 years from the year after such earnings are derived, such investment amounts may be deducted from the undistributed earnings in calculation of the current year’s undistributed earnings for assessment of surtax imposed on undistributed earnings from the year 2018.

The alternative minimum tax (“AMT”) imposed under the Taiwan Income Basic Tax Act is a supplemental income tax which applies if the amount of regular income tax calculated pursuant to the Taiwan Income Tax Act and relevant laws and regulations is below the amount of basic tax prescribed under the Taiwan Income Basic Tax Act. The taxable income for calculating AMT includes most income that is exempt from income tax under various legislations, such as capital gains from qualified securities and future transactions. The prevailing AMT rate for business entities is between 12% to 15%, which is determined by the Executive Yuan based on the economic circumstance.

According to the Taiwan Income Tax Act, a withholding tax rate of 21% shall generally be applicable to dividends distributed to non-Taiwan resident enterprise/individual investors. The withholding tax on the dividends may be reduced pursuant to a tax treaty between Taiwan and the jurisdictions in which the non-Taiwan shareholders reside. Taiwan currently has a treaty network with 34 countries.

Regulations Pertaining to the Company’s Products

The Company’s current product portfolio does not require any mandatory government approval prior to commercial product launch under the existing laws and regulations in Taiwan, Japan, the U.S., or Europe.

However, in order to become eligible to become a supplier for golf club shaft products to golf brand companies and OEM/ODMs, there are industry quality standards which the Company’s customers require the Company to attain, as follows:

ISO 9001:2015 specifies requirements for a quality management system when an organization needs to demonstrate its ability to consistently provide products and services that meet customer and applicable statutory and regulatory requirements, and aims to enhance customer satisfaction through the effective application of the system, including processes for improvement of the system and the assurance of conformity to customer and applicable statutory and regulatory requirements. The Company has attained ISO 9001:2015 certification for the design, manufacture, processing, and sale of golf club shaft products. The certification is valid until August 14, 2028.

For the import of crafted beer and wine product, the Company should comply with the requirements of the Tobacco and Alcohol Administration Act of Taiwan. An alcohol-importing company shall apply to National Treasury Administration, Ministry of Finance of Taiwan for a permit to import alcohol. After obtaining the import permit, the applicant should indicate alcohol importation as part of its business scope on its business registration, then apply for issuance of an alcohol importer license. No permit is required for the retail of alcohol. However, the retailer of alcohol should indicate the retail on its business registration. Currently, the Company possesses a valid alcohol import license.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the risks described below, you should carefully consider the discussion of risks under the heading “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 20, 2026, any subsequent annual report on Form 20-F filed with the SEC and the other documents which are incorporated by reference in this prospectus, before making an investment in our securities. In addition, prospective U.S. Holders (as such term is defined in the discussion of “Taxation” in our annual report on Form 20-F for the year ended December 31, 2025) should consider the significant U.S. tax consequences relating to the ownership of our securities. Please see the section of this prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks discussed in the documents incorporated by reference in this prospectus.

The Company’s future growth and financial performance depends on the production and sale of its current and new golf shaft products on an anticipated timeline and within an anticipated cost and pricing structure. Additionally, the Company’s business and prospects depend significantly on the KBS brand. If the Company is unable to maintain and enhance its brand and capture additional market share or if its reputation and business are harmed, it could have a material and adverse impact on the Company’s business, financial condition, results of operations and prospects.

The Company’s ability to meet its expectations of growth and financial performance depends on the production and sales of its current and new golf shaft products on an anticipated timeline and within an anticipated cost and pricing structure. There are a number of risks inherent in the pursuit of such expectations, and as discussed below the occurrence of any combination of which could have a material, adverse effect on the Company’s business, results of operations and financial condition:

●	risks relating to the production of the Company’s current and new golf shaft products, including potential delays in the production of new golf shaft products, the Company’s reliance on its strategic partners as contract manufacturers and for the provision and development of key components, technology and materials used in certain of the Company’s golf shaft products, and the availability and pricing of raw materials and components necessary for the production of the Company’s golf shaft products;

●	risks relating to the cost of production of the Company’s current and future golf shaft products and other expenses of the business and the Company’s ability to manage such costs and expenses;

●	the Company’s ability to accurately forecast demand for its current and future golf shaft products, which may, among other things, negatively impact profit margins; and

●	customer acceptance of the Company’s current and future golf shaft products, which, in addition to directly impacting sales volumes, may impact both production volume commitments and pricing levels for certain of the Company’s golf shaft products and, as a result, profit margins.

As discussed below, if any combination of these risks were to occur, it could have a material and adverse effect on the Company’s business, results of operations and financial condition.

The Company (either directly or due to its third-party suppliers and partners) has experienced in the past, and may experience in the future, delays with regard to the development, design, manufacture and commercial release of its current and new golf shaft products. Production delays can be caused by a variety of factors, including delays or constraints by strategic partners or increases in the cost of or a sustained interruption in the supply or shortage of materials or components. Any delays may have a materially negative impact on the Company’s results of operations and financial condition. The Company may be able to establish alternate supply relationships and obtain or engineer replacement components for its golf shaft products, but it may be unable to do so quickly at prices or quality levels that are acceptable to it, or at all.

Customers’ acceptance and purchase of the Company’s golf shaft products are critical components of its business the Company’s golf shaft products, may not meet market expectations or be well-received by the market, which could result in these golf shaft products penetrating the market at lower than expected rates and could ultimately lead to lower than expected sales volumes and revenue. Any negative third-party reviews of new golf shaft products could have an adverse effect on consumer perception of these new products. In addition, if the average selling price for new golf shaft products is below expectations, the Company may be unable to meet its revenue, cash flow or gross margin expectations.

Additionally, if the Company fails to continue to sell existing golf shaft products at anticipated levels while sales of the new golf shaft products ramp-up, the Company will be unable to meet its revenue and cash flow expectations. Any failure to meet revenue expectations from sales of the Company’s golf shaft products could result in the Company not meeting its gross margin and profitability expectations and could materially damage the Company’s business, prospects, results of operations and financial condition.

The Company has previously experienced cost overruns and may experience cost overruns again in the future. Higher than expected cost of goods sold could occur from a variety of factors-including, but not limited to, unexpected increases in prices of raw materials; the pricing/availability of supplies and components; higher than expected warranty claims; higher than expected equipment, freight and energy costs; reliance on third-party partner manufacturing and the imposition of new or increased tariffs or customs duties. The Company has also begun certain cost savings initiatives, and it may be unable to achieve the planned cost efficiency savings. Any inability to mitigate cost overruns or to achieve anticipated cost savings, and any inability to control and reduce supplier costs, would negatively impact the Company’s financial performance and results of operations.

The Company’s future financial performance requires the Company to accurately forecast demand for its golf shaft products. To the extent the Company underestimates demand for its golf shaft products, the Company’s strategic partners and suppliers may have inadequate manufacturing capacity and/or inventory, resulting in the interruption of manufacturing of certain of the Company’s products and possible delays in shipments and revenues. If the Company is unable to accurately match the timing and quantities of golf shaft products and component purchases to its actual needs or successfully implement automation, inventory management and other systems to accommodate the increased complexity in its supply chain, the Company may incur unexpected production disruption, storage, transportation and write-off costs, which could have a material and adverse effect on its results of operations and financial condition.

To the extent the Company overestimates demand, the Company may experience strained liquidity and difficulties in managing its various finance facilities as it carries excess inventory, which may necessitate offering deeper discounts on its golf shaft products. Overestimating golf shaft product demand could also lead to substantial expenses being incurred by the Company should it be required to agree to minimum production volumes or purchase commitments, such as for graphite shafts, with its manufacturing partners and suppliers and such minimum product or component quantities not ultimately be produced or ordered.

If demand for golf shaft products or the number of round of golf played worsens, or remains weak for a sustained period of time, the golf shaft industry, and the Company’s financial performance specifically, could be materially and adversely affected. The Company may also experience higher than expected advertising, sales and promotion costs or may be unable to effectively charge such costs to its customers, which could have negative effects on the Company’s financial performance. An inaccurate forecast in demand for its products may also result in a negative shift in its product mix. Furthermore, the Company may experience shifts in its sales channel mix, including, but not limited to, a higher number of lower-margin economy shaft sales than planned. It may also experience a shift in the Company’s regional sales mix, especially lower than expected sales in the United States and Japan. If the Company experiences fluctuations in the demand for its products that is not accurately forecasted, it may experience one or more of the impacts outlined above and its results of operations and financial condition may be negatively affected.

Because the Company’s business and prospects heavily depend on its ability to develop, maintain and strengthen the “KBS” brand associated with design and technological excellence, promoting and positioning its brand depend significantly on the Company’s ability to provide a consistently high-quality customer experience. To promote its brand, the Company may be required to change its customer development and branding practices, which could result in substantially increased expenses, including the need to use traditional media such as television, radio and print advertising. In particular, any negative publicity, whether or not true, can quickly proliferate on social media and harm consumer perception and confidence in the Company’s brand. The Company’s ability to successfully position its brand could also be adversely affected by perceptions about the quality of its competitors’ golf shaft products or its competitors’ success.

In addition, from time to time, the Company’s vehicles may be evaluated and reviewed by third parties. Any negative reviews or reviews which compare the Company unfavorably to competitors could adversely affect consumer perception about its golf shaft products and reduce demand for its golf shaft products, which could have a material and adverse effect on the Company’s business, results of operations, prospects and financial condition.

Liquidity constraints may impact the Company’s operational flexibility and long-term growth.

The Company is currently managing liquidity challenges stemming from its high leverage and ongoing funding requirements. To support operations and pursue strategic growth initiatives, the Company is exploring various financing options, including the sale of non-core assets and the issuance of new debt or equity securities. While there can be no assurance that such financing will be available on favorable terms or at all, the Company remains committed to maintaining financial flexibility and strengthening its capital structure.

Limited access to capital could affect the Company’s ability to meet its obligations, invest in its business, or respond effectively to market dynamics. Additionally, perceptions regarding the Company’s financial condition may influence its ability to raise funds or maintain commercial relationships.

Based on current operating plans, existing financing arrangements, and continued support from shareholders, the Company believes it has sufficient resources to fund operations for at least the next twelve months. Beyond that period, the Company anticipates the need for additional capital and intends to evaluate a range of financing alternatives with financial institutions and other third parties. The Company may also consider divesting certain non-core assets to enhance liquidity.

For additional information, see “– Risks Related to the Company’s Business – The Company’s future growth and financial performance are dependent on its ability to generate positive cash flow from operations and to raise the necessary capital to fund its business plan and service its debt obligations” and Item 5.B “Operating and Financial Review and Prospects – Liquidity and Capital Resources.”

A reduction in the number of rounds of golf played or in the number of golf participants could adversely affect the Company’s business, results of operation and financial condition.

The Company generates a substantial portion of its revenues from the sale of golf-related products, including golf club shafts and golf accessories. The demand for golf-related products in general, and golf club shafts in particular is directly related to the number of golf participants and the number of rounds of golf being played by these participants. If golf participation decreases or the number of rounds of golf played decreases, sales of the Company’s products may be adversely affected, which, in turn, could have material adverse effect on the Company’s business, results of operation and financial condition.

In addition, the demand for golf products is also driven by the visibility and popularity of golf through various media, including magazines, cable channels and television coverage of golf tournaments and attendance at golf events. The Company relies on the exposure of its products through advertising, other media coverage, or being used in golf tournaments. Any significant reduction in media coverage of, or attendance at, golf tournaments and events or any significant reduction in the popularity of golf magazines or golf television channels, could reduce the visibility of the Company’s brand and could adversely affect the Company’s sales, which, in turn, could have material adverse effect on the Company’s business, results of operation and financial condition.

The Company may have limited opportunities for future growth in sales of golf club shafts.

In order for the Company to significantly grow its sales of golf club shafts, the Company must either increase its share of the market for golf club shafts, enter into new geographic regions, or the overall market for golf products must grow. The golf industry is very competitive. As such, gaining incremental market share quickly or at all is difficult. Therefore, opportunities for additional market share may be limited given the challenging competitive nature of the golf industry, and the overall dollar volume of worldwide sales of golf club shafts may not grow or may decline.

Unfavorable economic conditions, including inflation, geopolitical events or otherwise, could have a negative impact on consumer discretionary spending and therefore negatively impact the Company’s results of operations, financial condition and cash flows.

The Company’s golf-related products are recreational in nature and are therefore discretionary purchases for consumers. Consumers are generally more willing to make discretionary purchases of golf products and to spend on leisure and out-of-home entertainment during favorable economic conditions and when consumers are feeling confident and prosperous. The demand for these entertainment and recreational activities is highly sensitive to downturns in the economy and the corresponding impact on discretionary consumer spending. Any actual or perceived deterioration or weakness in general, regional or local economic conditions, unemployment levels, the job or housing markets, consumer debt levels or consumer confidence, as well as other adverse economic or market conditions due to inflation, geopolitical events including military or trade conflicts or otherwise may lead to customers having less discretionary income to spend on entertainment and recreational activities, and may result in significant fluctuations and spending patterns year to year. Discretionary spending is also affected by many other factors, including general business conditions, interest rates, the availability of consumer credit, taxes and consumer confidence in future economic conditions. Purchases of the Company’s products and services could decline during periods when disposable income is lower, or during periods of actual or perceived unfavorable economic conditions. A significant or prolonged decline in general economic conditions or uncertainties regarding future economic prospects that adversely affect consumer discretionary spending, whether in the United States, Taiwan, Japan or other markets, could result in reduced sales of the Company’s products, which in turn would have a negative impact on the Company’s results of operations, financial condition and cash flows.

Geopolitical conflicts, tensions and developments could affect the Company’s operations, business and profitability.

Since January 2025, the Trump administration has imposed rounds of tariffs on imports from China, including 10% tariff in February 2025 and another 10% in March 2025. On April 2, 2025, President Trump imposed an additional 34% tariff on imports from China, and a 32% tariff on imports from Taiwan. Subsequently, on April 9, 2025, President Trump further increased the additional tariff on imports from China to 125%, but adjusted the 32% tariff on Taiwan goods to 10%, with the remaining 22% subject to a temporary 90-day pause. On February 20, 2026, the Supreme Court struck down the sweeping tariffs that President Trump imposed in a series of executive orders. Subsequently, President Trump signed a proclamation implementing a temporary 10% global tariff. Under the Trump administration, the U.S. government may enact new and more restrictive export control regulations that may reduce the Company’s ability to ship and sell products to certain customers and increase its cost to implement additional measures to comply with such new regulations. U.S.-China tension has also affected cross-strait relations, and the rise in escalations have increased the uncertainty of future business environment affecting the Company’s operations and investments including revenue, delivery time, goodwill and investment plans. In addition, the United States export control laws regulate exports to certain countries if the content originating from the U.S. exceeds a certain ratio of the product or if the goods are direct products of certain U.S.-origin good, which will affect the Company’s direct or indirect supply to specific customers. Furthermore, political tensions in the Taiwan Strait, including any threat of potential military confrontation between China and Taiwan, as well as any U.S. involvement in any such military operations, could have a material adverse effect on its business.

Global golf club head suppliers are primarily based in China, Vietnam, and Taiwan. Under recent U.S. tariff policies, conditions are similar across these regions. The Company maintains close communication with major customers and adopts flexible supply chain strategies to ensure operational continuity and customer service.

The current U.S. import tariff rate on the Company’s shaft products imported from Taiwan is 15%, which is an increase of 10.1% from the tariff regime in place prior to imposition of the tariff increases by the Trump administration. For the products that the Company directly ships to the U.S. from its manufacturing sites in Taiwan, mainly premium shafts for the U.S. aftermarket, the Company is currently able to absorb the entirety of such tariff increase and has so far elected to do so.

The Company is closely monitoring the tariff situation and maintains inventory hubs in the U.S., Japan, and Taiwan to diversify trade risks and reduce lead times. During the Covid-19 pandemic, the Company had optimized inventory deployment to mitigate logistics disruptions and geopolitical uncertainties, and the Company continues to do so. Currently, the Company’s inventory in the U.S. is expected to last approximately six (6) months, which is sufficient to meet its short-term market demand.

Nevertheless, it should be noted that a substantial portion of the Company’s current business consists of selling standard and economy shafts to brand customers who would further undertake to assemble the shafts into finished golf club products. For such standard and economy shafts, the export destination upon shipment from the Company’s facilities in Taiwan are the global final assembly sites designated by the brand customers. After final assembly by the brand customers, the tariff applicable on the import of finished products into the U.S. depends on the location of the final assembly from which the finished products are exported, and is entirely borne by the brand customers themselves. As none of such final assembly locations are currently located in the U.S., the impact on the Company of changes in the U.S. tariff regime on the export of standard and economy shafts is limited. While the Company is evaluating the potential impacts of these trade policies, as well as the Company’s ability to mitigate their related impacts, changes in laws or policies governing the terms of foreign trade, and in particular increased trade restrictions, could have a material adverse effect on the Company’s business, financial condition and results of operations.

A severe or prolonged economic downturn could adversely affect the Company’s customers’ financial condition, their levels of business activity and their ability to pay trade obligations.

The Company primarily sells its golf products to retailers directly and through wholly owned foreign subsidiaries, and to foreign distributors. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from these customers. However, a severe or prolonged downturn in the general economy could adversely affect the retail market, which would in turn negatively impact the liquidity and cash flows of the Company’s customers, including the ability of such customers to obtain credit to finance purchases of the Company’s products and to pay their trade obligations. A failure by the Company’s customers to pay on a timely basis a significant portion of outstanding account receivable balances would adversely impact the Company’s results of operations, financial condition and cash flows.

The Company faces intense competition in the golf club shaft market, and if it is unable to compete effectively, it could have a material adverse effect on its business, results of operations, financial condition and growth prospects.

The golf club shaft business is highly competitive and is served by a number of well-established and well-financed companies, which generally entered into the market earlier than the Company, each with a competitive brand. The Company encounters competition from the U.S. and other international companies in price, delivery, performance, product innovation, and product recognition and quality. These competitors may be better able to withstand a change in conditions within the golf club shaft business, a change in the prices of raw materials or a change in the economy as a whole.

With respect to golf club shaft sales, new product introductions, price reductions, consignment sales, extended payment terms, “closeouts,” including closeouts of products that were recently commercially successful, and significant tour and advertising spending by competitors continue to generate intense market competition. Successful marketing activities, discounted pricing, consignment sales, extended payment terms or new product introductions by competitors could negatively impact the Company’s future sales.

The Company believes that to be competitive, it also needs to continue to incur significant expenses in tour, advertising and promotional support. In addition, the Company has invested, and may continue to invest in the future, significant capital into upgrades to its manufacturing facilities to remain on the forefront of technological and competitive innovation. The Company may also in the future acquire other business operating in the golf club shaft industry to increase its market share, brand visibility and pricing power. These competitive pressures and increased costs have adversely affected the profitability of the Company’s golf equipment business and, unless there is a material change in competitive conditions, are likely to continue to adversely affect the profitability of the Company’s golf equipment business.

If the Company is unable to successfully manage the frequent introduction of new products that satisfy changing consumer preferences, its financial performance and prospects for future growth could be significantly and adversely impacted.

The Company’s golf club shaft products, like those of its competitors, generally have life cycles of two years to three years, with sales occurring at a much higher rate in the first year than in the second. Factors driving these short product life cycles include the rapid introduction of competitive products and consumer demands for the latest technology. In this marketplace, a substantial portion of the Company’s annual revenues is generated each year by products that are in their first year of their product life cycle.

These marketplace conditions raise a number of issues that the Company must successfully manage. For example, the Company must properly anticipate consumer preferences and design products that meet those preferences while also complying with significant restrictions imposed on golf equipment by the rules governing the game of golf, such as the Rules of Golf published by the United States Golf Association or its new products will not achieve sufficient market success to compensate for the usual decline in sales experienced by products already in the market. Second, the Company’s research and development and supply chain groups face constant pressures to design, develop, source and supply new products that perform better than their predecessors many of which incorporate new or otherwise untested technology, suppliers or inputs. Third, for new products to generate equivalent or greater revenues than their predecessors, they must either maintain the same or higher sales levels with the same or higher pricing, or exceed the performance of their predecessors in one or both of those areas. Fourth, the relatively short window of opportunity for launching and selling new products requires great precision in forecasting demand and assuring that supplies are ready and delivered during the critical selling periods. Finally, the rapid changeover in products creates a need to monitor and manage the closeout of older products both at retail locations and in the Company’s own inventory. Should the Company not be able to successfully manage the frequent introduction of new products that satisfy consumer demand, the Company’s results of operations, financial condition and cash flows could be significantly adversely affected.

Loss of a key customer, or a reduction in the purchase level of a key customer, could adversely affect the Company’s business, results of operation and financial condition.

The Company sells a majority of its golf club shafts to a relatively limited number of major golf club brands and sport goods distributors. Even though the Company has long standing relationships with its major customers, purchases are on a purchase order basis and such relationships are terminable at the customer’s option. Because the Company depends on a relatively limited number of major customers, its business, financial condition or results of operations could be adversely affected by the loss of any of these customers, a reduction in the purchasing levels of these customers or an adverse change in the terms of the commercial arrangements with these customers.

Loss of a key supplier or lack of product availability from suppliers could adversely affect the Company’s business, results of operation and financial condition.

The Company outsources the production of its graphite shafts to one external manufacturer and depends on a selected number of suppliers for raw materials in the production of its steel shafts. Its relationships with these key suppliers are longstanding but are terminable by either party. The loss of a key supplier, or a substantial decrease in the availability of their products, could put the Company at a competitive disadvantage and have a material adverse effect on the Company’s business or results of operations. Supply interruptions could arise from raw material shortages, inadequate manufacturing capacity or utilization to meet demand, financial difficulties, tariffs and other regulations affecting international trade, labor disputes, weather conditions affecting suppliers’ production, transportation disruptions or other reasons beyond the Company’s control.

To date, FST has not experienced any material supply interruptions from its key suppliers. However, the Company is evaluating potential impacts of trade policies, as well as its ability to mitigate the related impacts. Changes in laws and policies governing the terms of foreign trade, and in particular increased trade restrictions, could have a material adverse effect on the Company’s business, financial condition and results of operations.

If the Company fails to execute its growth strategy or manage growth effectively, its business, financial condition and results of operations would be adversely affected.

The expected continued growth and expansion of the Company’s business and execution of its growth strategy may place a significant strain on management, business operations, financial condition and infrastructure and corporate culture. With continued growth, the Company’s information technology systems and its internal control over financial reporting and procedures may not be adequate to support its operations and may allow data security incidents that may interrupt business operations and allow third parties to obtain unauthorized access to business information or misappropriate funds. The Company may also face risks to the extent such third parties infiltrate the information technology infrastructure of its contractors.

To manage growth in operations and personnel and execute its growth strategy, the Company will need to continue to improve its operational, financial and management controls and reporting systems and procedures. In addition, the Company may face difficulties as it expands its operations into new markets in which it has limited or no prior experience. Failure to manage growth effectively could result in difficulty or delays in attracting new customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new products and services or enhancing existing products and services, loss of customers, information security vulnerabilities or other operational difficulties, any of which could adversely affect the Company’s business, operating results and financial condition.

The Company’s use of acquisitions and dispositions to position its businesses may not be successful, which may have a material adverse impact on its results of operation, financial condition and profitability.

The Company may in the future use acquisitions and dispositions in an effort to strategically position its businesses in the golf club shaft business and improve its ability to compete. The Company plans to do this by acquiring businesses complementary to existing strengths and continually evaluating the performance and strategic fit of its existing business units. The Company considers acquisitions, joint ventures and other business combination opportunities. From time-to-time, management may hold discussions with management of other companies to explore such opportunities. As a result, the relative makeup of the businesses comprising the Company may be subject to change. Acquisitions, joint ventures and other business combinations involve various inherent risks, such as: assessing accurately the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition or other transaction candidates; the potential loss of key personnel of an acquired business; significant transaction costs that were not identified during due diligence; the Company’s ability to achieve identified financial and operating synergies anticipated to result from an acquisition or other transaction; impairments of goodwill; and unanticipated changes in business and economic conditions affecting an acquisition or other transaction. The amount and type of consideration and deal charges paid could have an adverse or dilutive effect on the Company’s profitability and other financial results, despite having anticipated long-term economic benefit to the Company. If acquisition opportunities are not available, or if one or more acquisitions are not successfully integrated into the Company’s operations, this could have a material adverse impact on the Company’s competitive positioning, financial results and profitability.

The Company may need new or additional financing in the future to expand its business, and its inability to obtain capital on satisfactory terms or at all may have an adverse impact on its operations and its financial results.

If the Company is unable to access capital on satisfactory terms and conditions, it may not be able to expand its business, whether through upgrading its manufacturing facilities or through acquisitions. Its ability to obtain new or additional financing will depend on a variety of factors, many of which are beyond the Company’s control. The Company may not be able to obtain new or additional financing because it may have substantial debt, its current receivable and inventory balances may not support additional debt availability or it may not have sufficient cash flows to service or repay its existing or future debt. In addition, depending on market conditions and the Company’s financial performance, equity financing may not be available on satisfactory terms or at all. The Company’s inability to access capital on satisfactory terms and conditions may have an adverse impact on its operations and financial results.

Failure to effectively expand the Company’s sales and marketing capabilities could harm its ability to increase its customer base and achieve broader market acceptance of its solutions.

The Company’s ability to grow its customer base, achieve broader market acceptance, grow revenue, and achieve and sustain profitability will depend, to a significant extent, on the Company’s ability to effectively expand its sales and marketing operations and activities. The Company relies on its business development, sales and marketing teams to obtain new original equipment manufacturers. The Company plans to continue to expand in these functional areas but it may not be able to recruit and hire a sufficient number of competent personnel with requisite skills, technical expertise and experience, which may adversely affect The Company’s ability to expand its sales capabilities. The hiring process can be costly and time-consuming, and new employees may require significant training and time before they achieve full productivity. Recent hires and planned hires may not become as productive as quickly as anticipated, and the Company may be unable to hire or retain sufficient numbers of qualified individuals. The Company’s ability to achieve significant revenue growth in the future will depend, in large part, on its success in recruiting, training, incentivizing and retaining a sufficient number of qualified personnel attaining desired productivity levels within a reasonable time. The Company business will be harmed if investment in personnel related to business development and related company activities does not generate a significant increase in revenue.

If the Company fails to expand effectively into new markets, its revenues and business may be negatively affected.

New initiatives are inherently risky, as each involves unproven business strategies and new product offerings with which the Company has limited or no prior development or operating experience. Developing the Company’s products is expensive, and the investment in product development may involve a long or unmaterialized payback cycle. Difficulties in any of its new product development efforts could adversely affect its business, financial condition and results of operations.

In addition, even if the Company’s products have achieved successful commercialization, the Company could experience increased warranty claims, reputational damage or other adverse effects, which could be material.

The Company’s investment of resources to develop new product offerings may either be insufficient or may result in expenses that are excessive as compared to revenue produced from these new product offerings. Even if the Company is able to keep pace with changes in technology and develop new products and services, its research and development expenses could increase, its gross margins could be adversely affected, and its prior products could become obsolete more quickly than expected.

If the Company is unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, its products and services could lose market share, its revenue could decline, it may experience higher operating losses, and its business and prospects could be adversely affected. Further, the Company’s development efforts with respect to these initiatives could distract management from current operations and could divert capital and other resources from its existing business. If the Company does not realize the expected benefits of its investments, its business, financial condition, results of operations, and prospects, could be materially and adversely affected.

The Company has experienced operating losses and there is no guarantee that the Company can regain and maintain profitability.

In the year ended December 31, 2025, the Company recorded approximately $1.50 million in net losses and approximately $1.00 million of cash outflows from operating activities. However, with gradual improvement in the market environment and adjustments to operating strategies, the Company aims to improve its operating performance.

The Company’s cost structure remains affected by several factors, including rising personnel costs, increased indirect costs due to tariff policies, and increased costs due to changes in the international economic and supply chain environment. These factors have put pressure on the Company’s overall profitability to some extent.

Although the Company will continue to invest resources to support business growth and new product development, if future revenue growth fails to effectively support related operating expenses, the Company’s operating results and financial condition may be adversely impacted.

The Company may not be able to maintain its engineering, technological and manufacturing expertise.

The golf club shafts industry is characterized by changing technology and evolving process development. The continued success of the Company’s business will depend upon its ability to:

●	hire, retain and expand its pool of qualified engineering and technical personnel;

●	maintain technological leadership in its industry;

●	successfully anticipate or respond to changes in manufacturing processes in a cost-effective and timely manner; and

●	successfully anticipate or respond to changes in cost to serve in a cost-effective and timely manner.

The Company cannot be certain that it will develop the capabilities required by the market in the future. The emergence of new technologies, industry standards or customer requirements may render the Company’s equipment, inventory or processes obsolete or non-competitive. The Company may have to acquire new technologies and equipment to remain competitive. The acquisition and implementation of new technologies and equipment may require it to incur significant expense and capital investment, which could reduce its margins and affect the Company’s operating results. Failure to anticipate and adapt to customers’ changing preferences and requirements or to hire and retain a sufficient number of engineers and maintain engineering, technological and manufacturing expertise may have a material adverse effect on the Company’s business.

The Company’s forecasts and projections are based upon assumptions, analyses and internal estimates developed by its management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, The Company’s actual operating results may differ materially and adversely from those forecasted or projected.

The Company’s forecasts and projections are subject to significant uncertainty and are based on assumptions, analyses and internal estimates developed by its management, any or all of which may not prove to be correct or accurate, including, but not limited to, successfully sourcing suitable business combination opportunities in the golf club shaft industry, and the realization of any anticipated synergies or benefits from such business combination. Realization of the results forecasted will depend on the successful implementation of the Company’s proposed business plan, and policies and procedures consistent with the assumptions. Future results will also be affected by events and circumstances beyond the Company’s control, for example, the competitive environment, its executive team, rapid technological change, economic and other conditions in the markets in which the Company operates or seeks to enter, governmental regulation and, uncertainties inherent in product development and testing, the Company’s future financing needs and the Company’s ability to grow and to manage growth effectively. In particular, the Company’s forecasts and projections include forecasts and estimates relating to the expected size and growth of the markets in which the Company operates or seeks to enter. The Company’s forecasts and projections also assume that it is able to perform its obligations under its commercial contracts. For the reasons described above, it is likely that the actual results of the Company’s operations will be different from the results forecasted and those differences may be material and adverse.

The Company’s financial results may vary significantly from period to period due to fluctuations in its operating costs or expenses and other foreseeable or unforeseeable factors.

The Company expects its period-to-period financial results to vary based on its operating costs, which the Company anticipates will fluctuate as the pace at which it continues to design, develop and manufacture new products and increases production capacity by expanding its current manufacturing facilities and adding future facilities, may not be consistent or linear between periods. Additionally, the Company’s revenues from period to period may fluctuate as it introduces existing products to new markets for the first time and as the Company develops and introduces new products. The Company’s financial results after the Business Combination may not meet expectations of equity research analysts, ratings agencies or investors, who may be focused only on short-term quarterly financial results. If this occurs, the trading price of the Company’s ordinary shares could fall substantially, either suddenly or over time, and the Company could face costly lawsuits, including securities class action suits.

The Company may experience delays in launching and ramping the production of its products and features, or the Company may be unable to control its manufacturing costs. The Company has previously experienced and may in the future experience launch and production ramp delays for new products and features. In addition, the Company may introduce in the future new or unique manufacturing processes and design features for its products. There is no guarantee that the Company will be able to successfully and timely introduce and scale such processes or features.

The Company is exposed to fluctuations in currency exchange rates.

The Company generally sells its products to its customers in U.S. dollars, and incurs manufacturing costs, labor costs, research expenses, and other expenses in New Taiwan Dollar (“NTD”). As a result, fluctuations in the exchange rate among the U.S. dollar and NTD will affect the relative purchase power, in NTD terms, of the Company’s U.S. dollar assets.

A fluctuation in the value of NTD relative to the U.S. dollar could reduce the Company’s profits from operations and the translated value of net assets when reported in U.S. dollars in the Company’s financial statements. This change in value could negatively impact the Company’s business, financial condition, or results of operations as reported in U.S. dollars. In the event that the Company decides to convert its NTD into U.S. dollars to make payments for dividends on its ordinary shares or for other business purposes, appreciation of the U.S. dollar against the NTD will harm the U.S. dollar amount available to the Company. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of the Company’s reported results of operations.

It is difficult to predict how market forces or Taiwanese or U.S. government policy may impact the exchange rate among the U.S. dollar and NTD in the future. Any significant appreciation or depreciation of NTD may materially and adversely affect the Company’s revenues, earnings and financial position, and the value of, and any dividends payable on, the Company’s ordinary shares in U.S. dollars.

Very limited hedging options are available to reduce the Company’s exposure to exchange rate fluctuations. To date, the Company has not entered into any hedging transactions to reduce its exposure to foreign currency exchange risk. While the Company may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited, and the Company may not be able to hedge its exposure adequately. As a result, fluctuations in exchange rates may have a material adverse effect on the price of the Company’s ordinary shares.

The Company is exposed to inventory risks.

In line with the general practice in manufacturing businesses, the Company maintains five to six months of inventory of its products to ensure sufficient supplies to meet customer orders. In recent years, the life cycle of golf clubs and golf shafts has shortened considerably due to increasing competition among manufacturers. The Company is often required to anticipate which product design will generate customer demand in advance before the retail customers or PGA players indicating a need for a particular design. The resources devoted to product development and sales and marketing may not generate material revenue for the Company, and the Company has in the past, and may in the future, to write off excess and obsolete inventory if the Company produces a product in excess of forecasted demand which does not materialize. If the Company incurs significant expenses and investments in inventory in the future that it is not able to recover through sales, its operating results could be adversely affected.

The Company’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

From time to time, the Company makes statements with estimates of the addressable market for its solutions and the global optical market in general. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. The estimates and forecasts relating to the size and expected growth of the target market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity are difficult to predict. The estimated addressable market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasts, the Company’s business could fail to grow at similar rates.

Concentration of ownership among the Company’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

As of December 31, 2025, the Company’s directors, executive officers and their affiliates as a group beneficially owned approximately 7.2% of the outstanding ordinary shares. As a result, these shareholders will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, any amendment of the memorandum and articles of association and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholder.

The Company’s insurance coverage strategy may not be adequate to protect it from all business risks.

The Company may be subject, in the ordinary course of business, to losses resulting from products liability, accidents, acts of God and other claims against the Company, for which it may have no insurance coverage. The policies that the Company does have may include significant deductibles or self-insured retentions, policy limitations and exclusions, and the Company cannot be certain that its insurance coverage will be sufficient to cover all future losses or claims against it. A loss that is uninsured or which exceeds policy limits may require the Company to pay substantial amounts, which may harm its financial condition and results of operations.

If the Company fails to retain its existing senior management team or attract qualified new personnel, such failure could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s business requires disciplined execution at all levels of its organization. This execution requires an experienced and talented management team. If the Company were to lose the benefit of the experience, efforts and abilities of key executive personnel, it could have a material adverse effect on the Company’s business, financial condition and results of operations. Competition for skilled and experienced management is intense, and the Company may not be successful in attracting and retaining new qualified personnel required to grow and operate the Company’s business profitably.

Investor confidence and share value may be adversely impacted if management of the Company concludes that the Company’s internal control over financial reporting is not effective.

Effective internal controls are necessary for the Company to provide reliable financial reports and to help prevent fraud. Although the Company undertakes a number of procedures in order to help ensure the reliability of its financial reports, including those imposed on it under U.S. securities laws, the Company cannot be certain that such measures will ensure that it will maintain adequate control over financial processes and reporting. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s results of operations or cause it to fail to meet its reporting obligations. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. If the Company discovers a material weakness, the disclosure of that fact, even if quickly remedied, could reduce investor confidence in its consolidated financial statements and effectiveness of the Company’s internal controls, which ultimately could negatively impact the market price of the Company’s common shares.

In connection with the preparation of the Company Consolidated financial statements for the years ended December 31, 2024 and 2025, there were two material weakness identified which relate to 1) an insufficient allocation of resources in the financial reporting process to ensure appropriate financial reporting, and 2) lack of appropriately skilled resources with experience and technical knowledge of US GAAP.

To address the identified deficiencies, the Company plans to implement the following corrective measures:

1.	Continuous improvement of professional knowledge and practical skills: Strengthening staff in-service training for internal finance and accounting personnel and encouraging participation in courses related to U.S. GAAP to enhance the Company’s ability to handle complex accounting issues.

2.	Engagement of external professional consultants: Engaging a professional accounting firm with experience in large-scale corporate audits and tax consulting to help clarify the recognition logic of deferred income taxes and optimize trial balance and reconciliation processes, improving the accuracy of financial reporting.

3.	Optimization of period-end closing and review mechanisms: Restructuring the monthly and annual closing processes, introducing multi-level review checkpoints, and standardizing operational procedures to ensure the consistency, accuracy, and timeliness of key accounting entries.

The Company plan to take corrective measures, but full implementation will require time and resources. The Company expects to continue monitoring their effectiveness over the coming quarters and make adjustments as necessary until the relevant internal controls are effectively preventing and detecting errors.

If the Company is unable to successfully remediate the existing deficiencies, or if additional material weaknesses are identified in the future, the Company’s ability to prepare accurate and timely financial statements may be adversely affected. This could lead to a decline in investor confidence, stock price fluctuations, restricted access to capital markets, and potential regulatory inquiries or sanctions, negatively impacting our operations and reputation.

The Company may incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

The Company may face increased legal, accounting, administrative and other costs and expenses as a public company that the Company did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404 thereof, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements may increase costs and make certain activities more time-consuming. A number of those requirements require the Company to carry out activities the Company has not done previously. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a significant deficiency or material weaknesses in the internal control over financial reporting), the Company could incur additional costs to rectify those issues, and the existence of those issues could adversely affect its reputation or investor perceptions. In addition, the Company will purchase director and officer liability insurance, which has substantial additional premiums. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Management estimates are subject to uncertainty.

In preparing consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”), estimates and assumptions are used by management in determining the reported amounts of assets and liabilities, revenues and expenses recognized during the periods presented and disclosures of contingent assets and liabilities known to exist as of the date of the financial statements. These estimates and assumptions must be made because certain information that is used in the preparation of such financial statements is dependent on future events, cannot be calculated with a high degree of precision from data available, or is not capable of being readily calculated based on generally accepted methodologies. In some cases, these estimates are particularly difficult to determine and the Company must exercise significant judgment. Estimates may be used in management’s assessment of items such as fair values, income taxes, stock-based compensation and asset retirement obligations. Actual results for all estimates could differ materially from the estimates and assumptions used by the Company, which could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows and future prospects.

Risks Related to Company’s Technology and Intellectual Property

Any legal proceedings or claims against the Company could be costly and time-consuming to defend and could harm its reputation regardless of the outcome.

The Company is and/or may in the future become subject to legal proceedings and claims that arise in the ordinary course of business, including intellectual property, data privacy, product liability, employment, class action, whistleblower and other litigation claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause the Company to incur significant expenses or liability, or require the Company to change its business practices. In addition, the expense of litigation and the timing of this expense from period to period are difficult to estimate, subject to change, and could adversely affect the Company’s financial condition and results of operations.

The Company’s properties may be subject to actions and opposition by non-governmental agencies.

The Company’s manufacturing and research and development (“R&D”) facilities could be subject to physical sabotage or public opposition. Such public opposition could expose the Company to the risk of higher costs, delays or even project cancellations. The Company may not be able to satisfy the concerns of special interest groups and non-governmental organizations and attempting to address such concerns may require the Company to incur significant and unanticipated capital and operating expenditures. If any of the Company’s manufacturing and R&D facilities are the subject of physical sabotage or public opposition, it may have a material adverse effect on the Company’s business, financial condition, results of operations and prospects. The Company does not have insurance to protect against such risks.

Any failure, inadequacy, interruption, security failure or breach of the Company’s information technology systems, whether owned by the Company or outsourced or managed by third parties, could harm the Company’s ability to effectively operate its business and could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company relies heavily on its information technology systems for many functions across its operations, including managing the Company’s supply chain and inventory, processing customer transactions in the Company’s stores, the Company’s financial accounting and reporting, compensating the Company’s employees and operating the Company’s websites. The Company’s ability to effectively manage its business and coordinate the sourcing, distribution and sale of its products depends significantly on the reliability and capacity of these systems. Such systems are subject to damage or interruption from power outages or damages, telecommunications problems, data corruption, software errors, network failures, security breaches, acts of war or terrorist attacks, fire, flood and natural disasters. The Company’s servers could be affected by physical or electronic break-ins, and computer viruses or similar disruptions may occur. A system outage may also cause the loss of important data. The Company’s existing safety systems, data backup, access protection, user management and information technology emergency planning may not be sufficient to prevent data loss or long-term network outages.

In addition, the Company may have to upgrade its existing information technology systems from time to time in order for such systems to withstand the increasing needs of its expanding business. The Company relies on certain hardware, telecommunications and software vendors to maintain and periodically upgrade many of these systems so that it can continue to support the Company’s business. Costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could disrupt or reduce the efficiency of the Company’s operations. The Company also depends on its information technology staff. If the Company cannot meet its staffing needs in this area, it may not be able to fulfill its technology initiatives while continuing to provide maintenance on existing systems.

The Company could be required to make significant capital expenditures to remediate any such failure, malfunction or breach with its information technology systems. Further, additional investment needed to upgrade and expand its information technology infrastructure would require significant investment of additional resources and capital, which may not always be available or available on favorable terms. Any material disruption or slowdown of the Company’s systems, including those caused by its failure to successfully upgrade its systems, and its inability to convert to alternate systems in an efficient and timely manner could have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Related to Doing Business in Taiwan

The Company faces substantial political risks associated with doing business in Taiwan, particularly due to the relationship between Taiwan and the Peoples Republic of China.

The Company’s principal executive offices and substantially all of its assets are located in Taiwan, and substantially all of its revenues are derived from its operations in Taiwan. Accordingly, the Company’s business, financial condition and results of operations and the market price of its ordinary shares may be affected by changes in Taiwan governmental policies, taxation, inflation or interest rates and by social instability and diplomatic and social developments in or affecting Taiwan which are outside of the Company’s control. Taiwan has a unique international political status. The government of the Peoples Republic of China (“PRC”) asserts sovereignty over the PRC and Taiwan and does not recognize the legitimacy of the government of Taiwan. The PRC government has indicated that it may use military force to gain control over Taiwan if Taiwan declares independence or if Taiwan refuses to accept the PRC’s stated “One China” policy. In addition, on March 14, 2005, the National People’s Congress of the PRC passed what is widely referred to as the “anti-secession” law, a law authorizing the PRC military to respond to efforts by Taiwan to seek formal independence. An increase in tensions between Taiwan and the PRC and the possibility of instability and uncertainty could adversely affect the prices of the Company’s securities. Relations between Taiwan and the PRC and other factors affecting Taiwan’s political environment could affect the Company’s business and as a result, have a material adverse effect on the Company’s financial condition and results of operations.

Any lack of requisite approvals, licenses, permits or filings or failure to comply with any requirements of Taiwan laws, regulations and policies may materially and adversely affect the Company’s daily operations.

In accordance with the relevant Taiwan laws and regulations, Femco, as a wholly owned subsidiary of the Company, is required to maintain various approvals, licenses, permits and filings to operate its business, including but not limited to business registration, factory registration, tax registration and those with respect to environment protection. Obtaining these approvals, licenses, permits and making these filings requires that the Company satisfactorily comply with, among other things, applicable laws and regulations. If Femco is unable to obtain any such licenses and permits or extend or renew any of its current licenses or permits upon their expirations, or if Femco is required to incur significant additional costs to obtain or renew these licenses, permits and approvals, the Company’s daily operations could be materially and adversely affected.

Femco is subject to restrictions on paying dividend or making other payments to the Company, which may restrict the Company’s ability to satisfy its liquidity requirements.

As an exempted company with limited liability incorporated under the laws of the Cayman Islands structured as a holding company, the Company may need dividends and other distributions on equity from Femco to satisfy its liquidity requirements. Current Taiwan regulations permit Femco to pay dividends to their respective shareholders only out of their after-tax accumulated profits, if any, which shall first make up previous losses and set aside at least 10% of its accumulated profits each year as statutory reserve. These reserves are not distributable as cash dividends. Furthermore, if Femco incurs debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to the Company. Any limitation on the ability of Femco to distribute dividends or to make payments to the Company may restrict the Company’s ability to satisfy its liquidity requirements. In addition, the dividend payments by Femco to the Company shall be subject to the withholding tax of 21%.

Femco is subject to foreign exchange control imposed by Taiwan authorities, which may affect the paying dividends, repatriating the interest or making other payments to the Company.

Currently Taiwan regulates only those foreign exchange transactions that involve the conversion of the New Taiwan Dollar into foreign currencies. Pursuant to the relevant provisions of Taiwan Foreign Exchange Control Act, foreign exchange transactions of a value of NTD 500,000 or more shall be declared to the Central Bank of Taiwan (the “Taiwan CBC”). Further, a remittance by a company shall be subject to the reporting to and/or approval of the Taiwan CBC: (i) a single remittance of an amount of U.S.$1 million or more; or (ii) annual accumulated settlement amount of foreign exchange purchased or sold has exceeded U.S.$50 million. Nevertheless, the Taiwan government may impose further foreign exchange restrictions in certain emergency situations, where the Taiwan government experiences extreme difficulty in stabilizing the balance of payments or where there are substantial disturbances in the financial and capital markets in Taiwan. If the dividend payments or other payments by Femco to the Company involve the currency conversion of New Taiwan Dollar to U.S. Dollar, such conversion would be subject to the foregoing foreign exchange control imposed by the relevant Taiwanese authority. Under certain circumstances as prescribed by the relevant Taiwanese regulations, documentary evidence of such foreign exchange transactions must be presented, and such transactions must be conducted at designated foreign exchange banks in Taiwan which have the necessary licenses to carry out foreign exchange business. However, there can be no assurance that these foreign exchange regulations will remain unchanged in the future. If the relevant Taiwanese regulations change in the future, and any required approval is not obtained, Femco’s ability to make payments to the Company in a currency other than NTD may be restricted, and the Company’s capital expenditure plans, business, operating results and financial condition may be materially and adversely affected.

Foreign exchange transactions for non-trade-related purposes or exceeding the applicable annual quota threshold would require special approval from the Taiwan CBC, which will be at the discretion of and considered by the Taiwan CBC on a case-by-case basis. Additionally, the Company may provide loans to Femco. If the term of the loan provided by the Company to Femco is one year or more, Femco shall obtain prior approval from the competent authorities before the loan can be remitted into Taiwan, and Femco shall file a declaration of foreign debt to the competent authority when the loan is remitted into Taiwan. The Company cannot assure you that the Taiwan government will not intervene in such transactions or impose restrictions on the ability of the Company and its subsidiaries to transfer cash.

If the Company expands into the PRC market, the Company may be subject to Taiwanese regulations on investment or technical cooperation in the PRC.

The Company currently focuses on the U.S., Japan and Taiwan markets and may consider expanding its businesses in the PRC market in the near future. Pursuant to the Taiwan Permission Regulations for Investment or Technical Cooperation in the PRC and the Review Principles for Investments or Technical Cooperation in the PRC (collectively, “Permission Regulations”), an investment or technical cooperation made by a Taiwanese investor in the PRC is subject to the restrictions thereunder and requires the approval by the competent Taiwan authority, Taiwan DIR. The restrictions under the Permission Regulations include a negative list in which investment or technical cooperation is prohibited as well as the maximum investment amount. The Company does not believe its current operations in the PRC are restricted by the negative list. Furthermore, depending on the amount invested in the PRC, the Company may need to obtain approval from the Taiwan DIR in order to make investments in the PRC or to grant licenses to PRC entities. The Taiwan DIR may at its discretion reject any application made by the Company. If the Taiwan DIR prevents the Company from making investment in the PRC or granting licenses to PRC entities, the Company may not be able to expand its business in the PRC.

Taiwanese investors holding more than 10% of the Company’s ordinary shares will be subject to Taiwan regulations on investment or technical cooperation in the PRC for its investment or technical cooperation in the PRC.

Under the Permission Regulations, for an investment made by a Taiwanese individual or entity (“Taiwanese Investor”) in a “third region” company which conducts the investments or technical cooperation in the PRC defined therein and such Taiwanese Investor (i) acts as director, supervisor, manager or equivalent position or (ii) has a shareholding or capital contribution of more than 10% in such third region company, the investment in such a third region company would also be deemed a defined investment in the PRC and therefore be subject to the Permission Regulations.

Therefore, for the Company’s future investment or technical cooperation in the PRC, the Company’s Taiwanese shareholders holding more than10% of ordinary shares or acting as director, supervisor, manager or equivalent position of the Company will need to apply for the foreign investment approval with the competent Taiwan authority, the Taiwan DIR, in accordance with the Permission Regulations. There are restrictions on the investment or technical cooperation with the PRC, including, without limitation, the annual investment amount in the PRC shall be capped at $5 million per year for Taiwanese individuals or NTD 80 million or 60% of the higher of its stand-along net worth or consolidated net worth, whichever is higher, for a Taiwan small-medium enterprise. An individual’s indirect investment in the PRC via the Company under the Permission Regulations will be calculated on the portion of their shareholding in the Company. If the aggregate investments in the PRC exceed the annual ceiling amount, the Taiwan DIR will reject the application for the investment in the PRC. If a Taiwanese Investor fails to obtain applicable approvals from the Taiwan DIR in respect of its investment in the PRC, an administrative fine ranging from NTD 50 thousand to 25 million and imprisonment may be imposed.

Risks Related to the Company’s Securities

The price of the Company’s ordinary shares may be volatile, and the value of the Company’s ordinary shares may decline.

The Company cannot predict the prices at which the Company’s ordinary shares will trade. The price of the Company’s ordinary shares could be subject to fluctuations in response to various factors, some of which are beyond its control. These fluctuations could cause you to lose all or part of your investment in the Company’s ordinary shares. Factors that could cause fluctuations in the trading price of the Company’s ordinary shares include the following:

●	actual or anticipated fluctuations in its financial condition or results of operations;

●	variance in its financial performance from expectations of securities analysts;

●	changes in its projected operating and financial results;

●	changes in laws or regulations applicable to its business;

●	announcements by the Company or its competitors of significant business developments, acquisitions or new offerings;

●	sales of ordinary shares by the Company, its shareholders or its warrant holders, as well as lockup releases;

●	significant breaches of, disruptions to, or other incidents involving, its information technology systems or those of its business partners;

●	its involvement in litigation;

●	conditions or developments affecting the social consumer internet industry in the countries and regions where the Company operates its business;

●	changes in its senior management or key personnel;

●	the trading volume of its securities;

●	changes in the anticipated future size and growth rate of its markets;

●	publication of research reports or news stories about the Company, its competitors or its industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	general economic and market conditions; and

●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

An active trading market for the Company’s ordinary shares may not be sustained, which would adversely affect the liquidity and price of ordinary shares.

An active trading market for the Company’s ordinary shares may not be sustained. The price of ordinary shares may vary due to, among others, general economic conditions and forecasts, its general business condition and the release of its financial reports. Additionally, if the Company’s securities are not listed on a national stock exchange and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national stock exchange), the liquidity and price of the Company’s ordinary shares may be more limited. You may be unable to sell your securities unless a market can be sustained.

If performance of the Company does not meet the expectations of equity research analysts, if they do not publish research reports about its business or if they issue unfavorable commentary or downgrade the Company’s ordinary shares, the price of ordinary shares could decline.

The trading market for the Company’s ordinary shares will rely in part on the research reports that equity research analysts publish about the Company and its business. The analysts’ estimates are based upon their own opinions and are often different from the Company’s estimates or expectations. If the results of operations of the Company are below the estimates or expectations of equity research analysts and investors, the price of the Company’s ordinary shares could decline. Moreover, the price of ordinary shares could decline if one or more equity research analysts downgrade the Company’s ordinary shares or if those analysts issue other unfavorable commentary or cease publishing reports about the Company or its business.

The Company’s issuance of additional shares in connection with financings, acquisitions, investments or otherwise will dilute all other shareholders.

The Company may issue additional shares in the future that will result in dilution to certain shareholders. The Company may also raise capital through equity financings in the future. As part of its business strategy, the Company may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of equity securities may cause shareholders to experience significant dilution of their ownership interests and the per share value of the Company’s ordinary shares to decline.

The Company does not have any definite timetable for the payment of any dividends, and as a result, your ability to achieve a return on your investment may depend on appreciation in the price of ordinary shares.

The Company does not have any definite timetable for the payment of any dividends. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares..

Sales of a substantial number of the Company’s securities in the public market by its existing shareholders could cause the price of the Company’s ordinary shares and warrants to fall, and certain selling securityholders may earn a positive rate of return on their investment, even if certain other shareholders experience a negative rate of return.

Sales of substantial amounts of the Company’s ordinary shares in the public market or the perception that these sales could occur, could adversely affect the market price of the ordinary shares and could materially impair the Company’s ability to raise capital through equity offerings in the future.

Sales of a substantial number of ordinary shares in the public market by the selling securityholders and/or by the Company’s other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of the ordinary shares and could impair the Company’s ability to raise capital through the sale of additional equity securities. Because the prices at which certain selling securityholders acquired the securities that they may sell may be lower than that of the Company’s public shareholders, certain selling securityholders may still experience a positive rate of return on the securities, and be incentivized to sell such shares, when the Company’s public shareholders may not experience a similar rate of return. In such event, such selling securityholders may have an incentive to sell their securities even if the trading price is lower than the price at which the Company’s public shareholders purchased their securities. The trading price of the Company’s ordinary shares has fluctuated since the closing of the Business Combination on January 15, 2025, and may continue to fluctuate. As a result, the Company’s public shareholders may not be able to achieve any positive return at all on the ordinary shares if they sell the ordinary shares in the market at the then-prevailing market prices.

The Company is an “emerging growth company,” and the Company cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make its ordinary shares less attractive to investors.

The Company is an “emerging growth company,” as defined in the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

The Company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement, (b) in which the Company has total annual gross revenue of at least $1.235 billion, or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the Company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

The Company cannot predict if investors will find the ordinary shares less attractive because the Company relies on these exemptions. If some investors find the ordinary shares less attractive as a result, there may be a less active trading market for the Company’s ordinary shares, and the price of the ordinary shares may be more volatile.

The Company is a foreign private issuer, and as a result, the Company is not subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

The Company reports under the Exchange Act as a non-U.S. company with foreign private issuer status. Because the Company qualifies as a foreign private issuer under the Exchange Act, it is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, among others, (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year, and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

Chenghe’s Warrant Agreement, which was assigned to the Company pursuant to an Assignment, Assumption and Amendment Agreement upon the closing of the Business Combination, designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with the Company in connection with such warrants.

In connection with the closing of the Business Combination, Chenghe, FST and Continental Stock Transfer & Trust Company entered into an Assignment, Assumption and Amendment Agreement which amended and restated that certain Warrant Agreement, dated as of January 24, 2022, by and between Chenghe and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), to provide for the assignment by Chenghe of all its rights, title and interest in the outstanding warrants of Chenghe, and the assumption of such warrants by FST. All warrants of Chenghe under the Warrant Agreement will no longer be exercisable for Class A ordinary shares of Chenghe, but instead will be exercisable for the ordinary shares.

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against Chenghe arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that Chenghe irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Chenghe has waived any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of Chenghe’s warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of Chenghe’s warrants, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

In addition, the exclusive forum provisions of the foregoing paragraph will apply to suit, action, proceeding or claim against Chenghe arising out of or relating and under the Securities Act. However, there is uncertainty as to whether a court would enforce such a provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Since the provisions of the Warrant Agreement will continue to apply, and since the choice-of-forum and related provisions would not be amended by the Assignment, Assumption and Amendment Agreement, the choice-of-forum provision will continue to limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations and result in a diversion of the time and resources of its management and board of directors.

The Company may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless, and exercise of a significant number of warrants could adversely affect the market price of the ordinary shares.

Under the Warrant Agreement and pursuant to the Assignment, Assumption and Amendment Agreement, the Company may redeem outstanding warrants at any time after they become exercisable, at a price of $0.01 per warrant and upon a minimum of 30 days’ prior written notice of redemption provided that the reported closing price of the ordinary shares meets the condition as discussed in more details in the section titled “Description of Securities — Warrants — Public Warrants” in the Company’s Registration Statement on Form F-4 (File No. 333-280879) filed with the SEC on November 26, 2024.

The Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the holders thereof to: (1) exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the warrant holders to do so; (2) sell the warrants at then-current market price when the warrant holders might otherwise wish to hold the warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. In the event that the Company elects to redeem all of the outstanding warrants, it would only be required to have the notice of redemption mailed by first class mail, postage prepaid, by us not less than thirty (30) days prior to the redemption date to the registered holders of the outstanding warrants to be redeemed at their last addresses as they shall appear on the registration books.

The Company does not intend to apply for the listing of its warrants on any stock exchange.

The Company does not intend to apply for the listing of its warrants on any stock exchange. The holders thereof could face adverse consequences, including, among other things, reduced liquidity of the warrants, limited availability of market quotations for the warrants, and may be unable to sell the warrants they hold unless a market can be established or sustained.

The Company may amend the terms of the warrants in a manner that may be adverse to holders of the warrants with the approval by the holders of at least 65% of the then outstanding warrants, or for amendments necessary for the warrants to be classified as equity. As a result, the exercise price of the warrants could be increased, the exercise period could be shortened and the number of the ordinary shares purchasable upon exercise of a warrant could be decreased, all without approval of warrant holder.

The Warrant Agreement (as amended by the Assignment, Assumption and Amendment Agreement) provides that the terms of the warrants may be amended without the consent of any shareholder or warrant holder to cure any ambiguity or correct any defective provision or to make any amendments that are necessary in the good faith determination of the Company’s board of directors (taking into account then existing market precedents) to allow for the warrants to be classified as equity in the Company’s financial statements, but otherwise requires the approval by the holders of at least 65% of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of the warrants. Accordingly, the Company may amend the terms of the warrants (i) in a manner adverse to a holder of the warrants if holders of at least 65% of the then outstanding warrants approve of such amendment or (ii) to the extent necessary for the warrants in the good faith determination of the Company’s board of directors (taking into account then existing market precedents) to allow for the warrants to be classified as equity in the Company’s financial statements without the consent of any shareholder or warrant holder. Although the Company’s ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

As the Company is a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all corporate governance requirements of the Nasdaq.

As a foreign private issuer, the Company has the option to follow Cayman Islands law rather than those of the Nasdaq for certain governance matters, provided that the Company discloses the requirements under the Nasdaq listing standards it is not following and describe the home country practices it is following. Certain corporate governance practices in the Cayman Islands may differ significantly from corporate governance listing standards of Nasdaq, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. The Company intends to follow home country practices in lieu of the following Nasdaq Listing Rules:

●	Rule 5620, which requires the holding of an annual meeting of shareholders no later than one year after each fiscal year-end; and

●	Rule 5635, pursuant to which each Nasdaq-listing company is required to obtain shareholder approval for certain dilutive events, such as (a) certain acquisition of stock or assets of another company; (b) an issuance of shares that will result in a change of control of the company; (c) the establishment or amendment of certain equity based compensation plans and arrangements; and (d) certain transactions (other than a public offering) involving issuances of a 20% or more interest or voting power in the company at a price that is less than the minimum price defined therein.

In the future, we may also rely on home country practices with respect to our other corporate governance. Accordingly, our shareholders may be afforded less protection than they otherwise would have under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, the Company is a foreign private issuer, and therefore, the Company is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. In the future, the Company would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, a majority of its assets are located in the U.S., or its business is administered principally in the U.S. The Company’s directors and officers are subject to beneficial ownership reporting obligations under Section 16 of the Exchange Act. If the Company loses its foreign private issuer status, the Company will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. The Company will also have to mandatorily comply with U.S. federal proxy requirements. Its officers, directors and principal shareholders will become subject to the short-swing profit disgorgement and liability provisions of Section 16 of the Exchange Act, and its principal shareholders will become subject to reporting obligations under Section 16 of the Exchange Act. In addition, the Company will lose its ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules. A U.S.-listed public company that is not a foreign private issuer will incur significant additional legal, accounting and other expenses that a foreign private issuer will not incur.

The Company does not intend to make any determinations on whether the Company or its subsidiaries are CFCs for U.S. federal income tax purposes.

The Company does not intend to make any determinations on whether the Company or any of its subsidiaries are treated as “controlled foreign corporations” (“CFCs”) within the meaning of Section 957(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or whether any U.S. Holder (as defined below) of the ordinary shares is treated as a “United States shareholder” within the meaning of Section 951(b) of the Code with respect to the Company or any of its subsidiaries. The Company does not expect to furnish to any U.S. Holder of the ordinary shares information that may be necessary to comply with applicable reporting and tax paying obligations with respect to CFCs. The IRS has provided limited guidance regarding the circumstances in which investors may rely on publicly available information to comply with their reporting and taxpaying obligations with respect to CFCs. U.S. Holders of the ordinary shares should consult their tax advisors regarding the potential application of these rules to their particular circumstances.

If the Company or any of its subsidiaries are characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, U.S. Holders may suffer adverse U.S. federal income tax consequences.

A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income.

As of the date hereof, the Company has made a determination that neither the Company nor any or its subsidiaries is a PFIC for the year ended December 31, 2025. Whether the Company or any of its subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of its income and assets, its market value and the market value of its subsidiaries’ shares and assets. Changes in the Company’s composition, the composition of its income or the composition of any of its subsidiaries’ assets may cause the Company to be or become a PFIC for the current or subsequent taxable years. Whether the Company is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If the Company is a PFIC for any taxable year, a U.S. Holder of the Company’s ordinary shares may be subject to adverse tax consequences and may incur certain information reporting obligations. U.S. Holders of the ordinary shares are strongly encouraged to consult their own advisors regarding the potential application of these rules to the Company and the ownership of the ordinary shares.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $100 million in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement subsequently filed with the SEC or in a report of foreign issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use net proceeds from the sale of securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions.

DESCRIPTION OF SHARE CAPITAL

The following is a description of material terms of our Memorandum and Articles of Association. Because the following is a summary, it does not contain all information that you may find useful. For more complete information, you should read our Memorandum and Articles of Association, copies of which may be obtained from us as set forth under “Where You Can Find Additional Information.”

A.	Share Capital

As of the date of this prospectus, our company’s authorized share capital is US$50,000 divided into 500,000,000 ordinary shares of par value of US$0.0001 each. As of the date of this prospectus, 44,766,003 ordinary shares issued and outstanding. All of our issued and outstanding ordinary shares are fully paid. There are 14,399,985 warrants outstanding, each exercisable to purchase one ordinary share at a price of $11.50 per full share.

B.	Memorandum and Articles of Association

Each ordinary share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company.

Subject to the provisions of the Companies Act (As Revised) of the Cayman Islands (the "Cayman Companies Act"), amended and restated memorandum and articles of association and the Nasdaq listing rules, where applicable, and to any special rights conferred on the holders of any shares or class of shares, any share may be issued with or have attached thereto such rights, or such restrictions, whether with regard to dividend, voting, return of capital, or otherwise, as the directors may determine, including on terms that they may be, or at the option of the Company or the holder thereof, it is liable to be redeemed on such terms and in such manner, including out of capital, as the board may deem fit.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles of association, the directors may declare dividends or distributions on shares in issue and authorize payment of the dividend or distribution out of our funds which are lawfully available therefor.

No dividend or distribution shall be paid except out of the realized or unrealized profits of the Company, or out of the share premium account or as otherwise permitted by the Cayman Companies Act.

The directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the basis of the value so fixed in order to adjust the rights of all members and may vest any such specific assets in trustees as may seem expedient to the directors.

No dividend or distribution shall bear interest against the Company.

General Meetings of Shareholders

Under the Cayman Companies Act, we are not required to hold shareholders’ annual general meetings. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Nasdaq listing standards. At least fifteen calendar days’ notice shall be given for any general meeting. The chairman or a majority of the directors may call general meetings,, and they shall upon the requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all issued and outstanding shares entitled to vote at general meetings of the Company convene an extraordinary general meeting of the Company. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-half (1/2) of all votes attaching to all shares in issue and entitled to vote at such general meeting present in person or by proxy and entitled to vote will be a quorum for all purposes.

Variation of Rights

Subject to our articles of association, if at any time our share capital is divided into different classes of shares, all or any of the rights attached to the shares or any class of shares may (unless otherwise provided for by the terms of issue of that class), whether or not the Company is being wound up, be varied, modified or abrogated either with the consent in writing of the holders of a majority of the issued shares of that class or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class. The provisions of the articles of association relating to general meetings shall apply to every class meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy not less than one-third (1/3) of the issued shares of that class and that any holder of shares of the class present in person or by proxy may demand a poll. Every holder of shares of the class present in person or by proxy shall be entitled to one vote for every such share held by him or her.

Transfer of Shares

Subject to our articles of association, our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by the stock exchange or any other form approved by the board of directors. The board may, in its absolute discretion, and without giving any reason therefor, decline to register any transfer of ordinary share which is not fully paid up to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists.

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or any other form prescribed by the designated stock exchange or approved by our board of directors.

Our board of directors may, in its absolute discretion, and without giving any reason therefor, refuse to register any transfer of any share which is not fully paid up or on which our company has a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with our company, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the designated stock exchange may determine to be payable, or such lesser sum as our board of directors may from time to time require is paid to our company in respect thereof.

The registration of transfers may, after compliance with any notice required of the designated stock exchange, be suspended and the register of members closed at such times and for such periods as our board of directors may in their absolute discretion from time to time determine, provided always that the registration of transfers shall not be suspended nor the register closed for more than thirty (30) calendar days in any calendar year.

If our directors refuse to register a transfer, they shall, within two calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts due and payable but unpaid on the ordinary shares. Any ordinary shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption and Repurchase of Shares

Subject to the provisions of the Cayman Companies Act, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or our company. The redemption of such shares will be effected in such manner and upon such other terms as our directors determine before the issue of the shares, by the board. We may also purchase our shares (including any redeemable shares) on such terms and in such manner and terms have been approved by the board or are otherwise authorized by our amended and restated memorandum and articles of association and make a payment in respect of the redemption or purchase of our shares in any manner permitted by the applicable law, including out of capital.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid up share capital, the assets will be distributed so that, as nearly as possible, the losses are borne by our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up. Any distribution of assets or capital to a holder of our ordinary share will be the same in any liquidation event.

On the winding up of our company, if the assets available for distribution amongst our shareholders are more than sufficient to repay the whole of the share capital at the commencement of winding up, the surplus will be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that as nearly as may be the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides that every director (including for the purposes of this article of association any alternate director appointed pursuant to the provisions of these Articles), secretary, assistant secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each, an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Anti-Takeover Provisions

Certain provisions in our amended and restated memorandum and articles of association may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for ordinary shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Ordinary Shares

The authorized but unissued ordinary shares will be available for future issuance by the board of directors on such terms as our board of directors may determine, subject to the provisions of the Cayman Companies Act, our amended and restated memorandum and articles of association and the rules of the stock exchange, where applicable, and without prejudice to any rights attached to any existing shares. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued ordinary shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger, amalgamation, scheme of arrangement or otherwise.

Appointment of Directors

Our directors shall, be appointed by way of any special resolution, and the board of directors may also by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, either to fill casual vacancy or as an addition to the existing board.

Removal of Directors

A director may be removed from office by special resolution of our company before the expiration of his or her period of office. A director will also cease to be a director if he or she (i) dies, becomes bankrupt or makes any arrangement or composition with such director’s creditors generally; (ii) is found to be or becomes of unsound mind; (iii) resigns the office of director by notice in writing to the company; (iv) is removed from office pursuant to our amended and restated memorandum and articles of association; or (v) is prohibited, by any applicable law or the rules of the stock exchange, from being a director.

Directors’ Fiduciary Duties

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

●	duty to act in good faith in what the director or officer believes to be in the best interests of our company as a whole;

●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●	duty not to improperly fetter the exercise of future discretion;

●	duty to avoid conflicts of interest and of duty; and

In addition to the above, directors and officers also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

Amendments to Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association may be altered or amended by the Company by special resolution.

Mergers and Consolidations

We may by a special resolution merge or consolidate with one or more constituent companies (as defined in the Cayman Companies Act), upon such terms as our directors may determine subject to the Cayman Companies Act.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures”. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.

We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:

●	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

●	whether the debt securities will be our senior or subordinated securities;

●	whether the debt securities will be our secured or unsecured obligations;

●	the applicability of and terms of any guarantees;

●	any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;

●	any optional or mandatory sinking fund provisions;

●	any conversion or exchangeability provisions;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

●	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

●	any events of default not set forth in this prospectus;

●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

●	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;

●	whether the debt securities will be issued in the form of global securities or certificates in registered form;

●	any listing on any securities exchange or quotation system;

●	additional provisions, if any, related to defeasance and discharge of the debt securities; and

●	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	our ability to incur either secured or unsecured debt, or both;

●	our ability to make certain payments, dividends, redemptions or repurchases;

●	our ability to create dividend and other payment restrictions affecting our subsidiaries;

●	our ability to make investments;

●	mergers and consolidations by us;

●	sales of assets by us;

●	our ability to enter into transactions with affiliates;

●	our ability to incur liens; and

●	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without each holder’s consent.

Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 30 days;

●	default in any payment of principal or premium when due;

●	default in the deposit of any sinking fund payment when due;

●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

●	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the exercise price for the rights;

●	the number of rights issued to each shareholder;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the amount of rights outstanding;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, equity securities, or any combination of such securities. The applicable prospectus supplement will describe:

●	the terms of the units and of the rights, purchase contracts, warrants, debt securities, equity securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

●	trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of our ordinary shares by broker-dealers;

●	sell ordinary shares short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus; or

●	loan or pledge the ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or any securities convertible into or exchangeable for ordinary shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through Nasdaq, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 annual report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$	*
FINRA Fee	$	*
Legal fees and expenses	$	**
Printing and engraving expenses	$	**
NASDAQ Listing of Additional Shares Fee	$	**
Accounting fees and expenses	$	**
Miscellaneous	$	**
Total	$	**

*	The registrant is registering an indeterminate number of securities under the registration statement of which this prospectus forms a part, and, in accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.

**	To be provided by a prospectus supplement or as an exhibit to a report of foreign issuer on Form 6-K that is incorporated by reference into this registration statement.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2025 annual report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since                 , 2026.

LEGAL MATTERS

Dorothy Ward, our legal counsel in the United States, is our lead counsel with regard to this Registration Statement. Certain legal matters as to Cayman Island law will be passed upon for us by Ogier, our Cayman Islands legal counsel.

EXPERTS

The consolidated financial statements in the 2025 annual report, as amended, included by reference in this prospectus have been so included in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 143 Cecil St, #19-03/04 GB Building, Singapore 069542.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the class A ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules for further information with respect to us and our class A ordinary shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on May 5, 2026;

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on April 23, 2026;

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on February 12, 2026;

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on January 13, 2026;

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on December 10, 2025;

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on January 13, 2026;

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on December 10, 2025;

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on November 18, 2025;

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on November 12, 2025;

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on November 3, 2025; and

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on August 20, 2025.

Our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on April 20, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and subsequent filings. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Each person, including any beneficial owner, may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or orally contacting us at the following address:

FST Corp.

No. 3, Gongye 1 Rd., Minxiong Township

Chiayi County 621018, Taiwan

886 5221-2555

These reports may also be obtained on our website at: http://fstcorp.com/. None of the information on our website is a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have been advised by its Cayman Islands legal counsel that there is uncertainty as to whether courts of the Cayman Islands would (i) recognize or enforce against it judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final and conclusive; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

PROSPECTUS

FST Corp.

$100,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

PUBLIC OFFERING

                         , 2026

Dealer Prospectus Delivery Obligation

Until                               , 2026, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Cayman Islands Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such indemnification may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that, to the extent permitted by the Cayman Companies Act, every director (including for the purposes of this article any alternate director appointed pursuant to the provisions of these articles), secretary, assistant secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each, an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Item 9. Exhibits

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association of Registrant as currently in effect (incorporated by reference to Annex B of FST Corp.’s Registration Statement on Form F-4 (File No. 333-280879), filed with the SEC on November 26, 2024)
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement and Unit Certificate
4.5*	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.6*	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1**	Opinion of Ogier
23.1**	Consent of Enrome LLP, an independent registered public accounting firm
23.2**	Consent of Ogier (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)
107**	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chiayi, Taiwan, on May 28, 2026.

FST Corp.

By:	/s/ David Chuang
David Chuang
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)

Powers of Attorney

Each person whose signature appears below constitutes and appoints David Chuang as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Chuang	Chief Executive Officer and Chairman of the Board of Directors	May 28, 2026
David Chuang	(Principal Executive Officer)

/s/ Sebastian Tadla	Chief Financial Officer and Director	May 28, 2026
Sebastian Tadla	(Principal Accounting and Financial Officer)

/s/ Kerry Lin Liu	Director	May 28, 2026
Kerry Lin Liu

/s/ Shintaro Tanahara	Director	May 28, 2026
Shintaro Tanahara

/s/ Nick Pin-Chia Chen	Director	May 28, 2026
Nick Pin-Chia Chen

/s/ Alan Yu-Cheng Li	Director	May 28, 2026
Alan Yu-Cheng Li

/s/ Huoy-Ming Yeh	Director	May 28, 2026
Huoy-Ming Yeh

/s/ Houston Li	Director	May 28, 2026
Houston Li

II-4